UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.   )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement	☐	Confidential, for Use of
☒	Definitive Proxy Statement		the Commission Only
☐	Definitive Additional Materials		(as permitted by Rule
☐	Soliciting Material Pursuant to Rule 14a-12.		14a-6(e)(2))

DIALYSIS CORPORATION OF AMERICA

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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DIALYSIS CORPORATION OF AMERICA
1302 Concourse Drive, Suite 204
Linthicum, Maryland 21090

April 24, 2009

Dear Dialysis Corporation of America Shareholder:

It is my pleasure to invite you to attend the annual meeting of shareholders of Dialysis Corporation of America, referred to as DCA, to be held on Thursday, June 11, 2009, at the Company’s New Jersey offices, 777 Terrace Avenue, Hasbrouck Heights, New Jersey 07604, at 10:00 a.m. local time.  The meeting relates to: (i) election of five members to the board of directors; (ii) approval and adoption of the Dialysis Corporation of America 2009 Omnibus Incentive Plan; and (iii) ratification of the appointment of our independent auditors for the 2009 fiscal year.

This proxy statement includes a Notice of Annual Meeting of Shareholders, describes the business that we will conduct at the annual meeting, and provides information about our Company, management and board of directors.  We have also enclosed our 2008 annual report on Form 10-K for your review, which contains detailed information relating to our operations and financial performance.

In addition to the formal items of business, management will: (i) review the developments of 2008; (ii) discuss our business strategy for 2009; and (iii) answer your questions.  Shareholders who attend the annual meeting will have the opportunity to address the meeting.

We look forward to your attendance at the annual meeting and thank you for your continued support.

/s/ Stephen W. Everett
Stephen W. Everett
President and CEO

DIALYSIS CORPORATION OF AMERICA
1302 Concourse Drive, Suite 204
Linthicum, Maryland 21090
__________

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
__________

Date:	Thursday, June 11, 2009

Time:	10:00 a.m. (local time)

Place:	Dialysis Corporation of America
777 Terrace Avenue
Fifth Floor
Hasbrouck Heights, New Jersey 07604

Dear Shareholder:

You are cordially invited to attend the 2009 annual meeting of shareholders of Dialysis Corporation of America, hereinafter referred to as “DCA” or the “Company,” which is being held for the following purposes:

1.	Election of Directors. To elect five members to the board of directors to serve until the next annual meeting of shareholders;

2.	Approval and Adoption of the Dialysis Corporation of America 2009 Omnibus Incentive Plan. To approve and adopt the Dialysis Corporation of America 2009 Omnibus Incentive Plan.

3
Ratification of Appointment of Independent Registered Public Accounting Firm.  To ratify the appointment of MSPC Certified Public Accountants and Advisors, P.C. as independent auditors for the 2009 fiscal year; and

4.	Other Business. To transact any other business that is properly presented at the DCA annual meeting of shareholders or any adjournment or postponement of the DCA annual meeting.

The following proxy statement, which describes the business to be conducted at the annual meeting of shareholders, and the accompanying proxy card, are being furnished to the shareholders of DCA in connection with the solicitation by the board of directors of DCA of proxies to be voted at the annual meeting.

Only DCA shareholders of record at the close of business on April 17, 2009, the record date for the meeting, are entitled to receive notice of and to vote at the annual meeting or any adjournment thereof.

Whether or not you plan to attend the annual meeting, your vote is important, and it is important that your shares be represented and voted.  After reading this Notice of Annual Meeting and the enclosed proxy statement, please complete, date and sign the enclosed form of proxy and promptly return it in the enclosed postage paid return envelope to ensure that your shares will be represented at the annual meeting.  If your DCA shares are registered in your name, you may also vote over the Internet by going to our website, www.cstproxy.com/dialysiscorporation/2009, shown on the proxy card, and following the instructions, or you may vote by telephone by calling the toll free number shown on your proxy card, 866-894-0537.  Shareholders whose DCA shares are held in “street name” may also vote over the Internet or by telephone by referring to the voting instructions provided by their brokerage firm, bank or other nominee.  If you are outside the continental United States, you may only vote over the Internet or by mail.  See “Information About the Annual Meeting and Voting – Q: How do I vote over the Internet or by telephone?” and the instructions on your proxy card.  Voting by any of these means takes only a few minutes and will insure that your shares, and you as a shareholder of our Company, will be represented at the meeting.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Shareholders to be Held on June 11, 2009.  The Company’s proxy statement for the annual meeting and the Company’s Annual Report on Form 10-K for the year ended December 31, 2008, are available at www.cstproxy.com/dialysiscorporation/2009.  This website does not have any functions that identify you as a visitor to the website, and therefore, protects your privacy.  We are pleased to provide access to our proxy materials on the Internet.  We have elected to both provide access to our proxy materials by sending you this full set of proxy materials, including the proxy card, and by notifying you of the availability of our materials on the Internet.  We encourage you to record your vote over the Internet or by telephone, which we believe will be convenient for you and save postage and processing costs.  In addition, when you vote over the Internet or by telephone, your vote is recorded immediately.  This will eliminate the risk that postal delays will cause your vote to arrive late and not be counted.  Submitting your proxy by either Internet, telephone or proxy card will not affect your right to vote in person if you decide to attend the annual meeting.

If you vote over the Internet, you will be given the opportunity to access future proxy statements, annual reports, and other Company information over the Internet instead of receiving paper copies in the mail.  Electronic access saves our Company the cost of producing and mailing these documents.  Most shareholders who choose Internet access will receive an email next year containing the Internet address to access the proxy statement and annual report.  Your choice will remain in effect until you cancel it.  You do not have to elect Internet access each year.

By order of the Board of Directors

/s/ Joshua M. Jaffe
Joshua M. Jaffe
Counsel and Corporate Secretary

April 24, 2009

i

ii

DIALYSIS CORPORATION OF AMERICA

PROXY STATEMENT
FOR
ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON JUNE 11, 2009

INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

Q:	Why did you send me a proxy?
A:	Management of DCA is asking you to vote at the 2009 annual meeting. This proxy statement summarizes the information you need to know in order to vote.

Q:	Must I attend the meeting?
A:
No. You are invited and welcome to attend the annual meeting.  Instead of attending you may participate and vote by completing, signing and returning the enclosed proxy card, or vote over the Internet or by telephone.  See this Q & A section below under “How do I vote over the Internet or by telephone?” and the instructions on your proxy card.

Q:	Who is entitled to vote?
A:
Shareholders who owned DCA common stock at the close of business on April 17, 2009, the record date.  On or about April 29, 2009, we intend to send this proxy statement, the attached Notice of Annual Meeting, the enclosed proxy card, postage prepaid return envelope, and our annual report on Form 10-K for the year ended December 31, 2008, which includes financial statements, to all of our shareholders entitled to vote.

Q:	How many votes do I have?
A:
Each share of common stock is entitled to one vote.  The proxy card (form of proxy) indicates the number of shares of common stock that you own.  Each share may be voted for each of the proposals, and as to the election of directors, each share may be voted for each of the nominees, but no share may be voted more than once for any particular nominee.  See “Proposal No. 1: Election of Directors.”

Q:	What am I voting on?
A:
Three matters: 1) election of five directors, Thomas K. Langbein, Stephen W. Everett, Peter D. Fischbein, Robert W. Trause and Kenneth J. Bock; (ii) the approval and adoption of the Dialysis Corporation of America 2009 Omnibus Incentive Plan (the “2009 Omnibus Incentive Plan”); and 3) ratification of our appointment of MSPC Certified Public Accountants and Advisors, P.C. as our independent auditors for 2009.

Q:	How do I vote?
A:
You may vote by proxy, over the Internet, by telephone, or in person by attending the annual meeting.  Voting instructions are included on your proxy card.  If you submit a properly executed proxy to us in time to vote, the individuals named as your proxy will vote your shares as you have directed.

If any other matters are properly presented at the annual meeting, including consideration of a motion to adjourn the meeting to another time or place for the purpose of soliciting additional proxies, the persons named in the enclosed proxy card will have discretion to vote on those matters in accordance with their best judgment.  We are not aware of any matters which will be presented at the annual meeting other than the three proposals.

Q:	Can the proxy materials be accessed electronically?
A:
Our proxy statement for the annual meeting, a sample of the form of proxy card, and our annual report on Form 10-K for the year ended December 31, 2008, are available at www.cstproxy.com/dialysiscorporation/2009.

Q:	How do I vote by proxy?
A:	Complete, sign and date the enclosed proxy card and return it promptly in the prepaid postage envelope provided. Returning the proxy card will not affect your right to attend the annual meeting.

Q:	May I revoke my proxy?
A:	Yes. You may revoke your proxy at any time before it is voted. There are four ways you may revoke your proxy:
	1.	by sending in another proxy card with a later date;
	2.	by written notification to Joshua M. Jaffe, our corporate Secretary, before the annual meeting;
	3.	by voting in person at the annual meeting; or
	4.	by giving notice of revocation at the annual meeting.

Q:	How do I vote over the Internet or by telephone?
A:
If your shares are registered in your name, you may vote over the Internet by going to our website, www.cstproxy.com/dialysiscorporation/2009, shown on your proxy card, and following the instructions.  You may also vote by telephone by calling the toll free number 866-894-0537 shown on your proxy card.  Votes submitted over the Internet or by telephone must be received by 7:00 p.m. Eastern Time on June 10, 2009.  If you are outside of the continental United States, you may only vote over the Internet or by mail.  Please follow the instructions on your proxy card and voice prompts on the telephone.

If your shares are held in “street name,” meaning they are registered in the name of a brokerage firm, bank or other nominee (see this Q & A section below for an explanation of shares held in “street name”), you may still be able to vote over the Internet or by telephone if your broker, bank or nominee participates in a program provided through certain depositories that offer telephone and Internet voting options.  You may vote your shares telephonically by calling the telephone number referenced on the voting form, or over the Internet in accordance with instructions on your voting form received from your brokerage firm, bank or other nominee.  The giving of such proxy will not affect your right to vote in person should you decide to attend the annual meeting.

The telephone and Internet voting procedures are designed to authenticate shareholders’ identities, to allow shareholders to give their voting instructions and to confirm that shareholders’ instructions have been recorded properly.  Shareholders voting over the Internet should understand that there may be costs associated with electronic access, such as usage charges from Internet access providers and telephone companies that must be borne by the shareholder.

Q:	How do I vote in person?
A:
By attending the annual meeting.  At that time you will be given a ballot and you may vote your shares.  If your shares of DCA common stock are held in the name of a broker, bank or other nominee, you must bring an account statement or letter from the nominee showing you were the beneficial owner of the shares on April 17, 2009, the record date, in order to gain admittance to the meeting.

Q:	What does it mean if I receive more than one proxy card?
A:
Your shares of DCA common stock are probably registered in more than one name or account.  You should complete, sign, date and return all your proxy cards to make sure all your shares are voted.  It would be appreciated if you would contact our transfer agent, Continental Stock Transfer & Trust Company, 17 Battery Place, New York, New York 10004 (Attention: Proxy Department) and tell them to combine all your accounts registered in the same name at the same address. See “Other Matters – Stockholders Sharing the Same Last Name and Address” at the end of this proxy statement.

Q:	How does discretionary authority apply?
A:
If you properly fill in your proxy card and forward it to us in time, your “proxy” (one of the individuals named on your proxy card) will vote your shares as you have directed.  If you sign and return your proxy card but do not make any specific choices, your proxy will vote your shares as recommended by the board as follows:

● “FOR” the election of Thomas K. Langbein, Stephen W. Everett, Peter D. Fischbein, Robert W. Trause and Kenneth J. Bock as the Company’s five directors;
● “FOR” the approval and adoption of the 2009 Omnibus Incentive Plan;
● “FOR” ratification of the appointment of MSPC Certified Public Accountants and Advisors, P.C. as the Company’s independent auditors for 2009
If any other matter is properly presented at the annual meeting, which is not presently contemplated, your proxy will vote in accordance with his best judgment.

Q:	Is my vote confidential?
A:	Yes. Only the inspectors of election and other employees of the Company assisting in tallying the vote will have access to your vote and comments.

Q:	Who counts the votes?
A:	We appoint our transfer agent, Continental Stock Transfer & Trust Company, to act as inspectors of election, which transfer agent tallies and certifies the vote to the board.

Q:	What does a quorum mean?
A:
A quorum means a majority of the outstanding shares.  The annual meeting may only proceed if a quorum is present at the meeting.  A majority of the outstanding shares may be present at the meeting in person or by proxy.  At April 17, 2009, the record date, there were 9,594,368 shares of DCA common stock outstanding.  Abstentions, broker non-votes and votes withheld from director nominees, if any, will count for quorum purposes.  If you submit a properly executed proxy card, even if you abstain from voting, your shares will be considered part of the quorum.  A broker “non-vote” occurs when a broker or other shareholder nominee does not vote on a particular proposal because the broker does not have discretionary voting authority for that proposal and has not received instructions from the beneficial owner of the shares.  Discretionary voting applies to routine matters, including Proposal No. 1: Election of Directors, and Proposal No. 3: Ratification of the Appointment of MSPC Certified Public Accountants and Advisors, P.C.  Brokers do not have discretionary voting authority for non-routine matters such as Proposal No. 2: Approval and

Adoption of the 2009 Omnibus Incentive Plan, which requires specific shareholder voting instructions.  To be sure your shares are voted in the manner you desire, you should instruct your broker how to vote your shares.  A shareholder list will be available at the meeting and for 10 days prior to the meeting for your review at our New Jersey offices, 777 Terrace Avenue, Hasbrouck Heights, NJ 07604.

Q:	How much common stock do officers and directors own?
A:	Approximately 23% of our issued and outstanding common stock as of the record date. See “Beneficial Ownership of the Company’s Securities” below.

Q:	How many votes are required to pass each proposal?
A:
Assuming a quorum is present, according to our by-laws, nominees for election as a director, Proposal No. 1, are elected by a plurality of the votes cast by the shares entitled to vote in the election at the meeting.  This means the directors who receive the highest number of properly executed affirmative votes will be elected directors.  Proposal No. 2: Approval and Adoption of the 2009 Omnibus Incentive Plan, and Proposal No. 3: Ratification of the Appointment of the Independent Auditors, will be approved if the votes cast at the meeting favoring the approval and adoption of the 2009 Omnibus Incentive Plan and the ratification of appointment of the independent auditors exceed the votes cast opposing such proposal.  Any other matter will be approved if the votes cast at the meeting favoring the matter exceed the votes cast opposing such matter.  Based on the Company’s understanding of the requirements of the corporate law of the State of Florida, the Company’s state of incorporation, abstentions and broker non-votes are treated as shares of common stock that are present and entitled to vote for purposes of determining the presence of a quorum.  However, since abstentions and broker non-votes are not considered votes “cast” on a proposal and are not considered votes opposing the election of a director or other action, abstentions and broker non-votes will have no effect on the election of directors, the approval and adoption of the 2009 Omnibus Incentive Plan, or the ratification of the appointment of our independent registered public accounting firm.

Q:	Who are the largest principal shareholders?
A:
As of the record date, Thomas K. Langbein, 1,460,611 shares (15.2%); Wellington Investment Company, LLP, 634,745 shares (6.6%); James E. Flynn and the Deerfield group of companies, 546,960 shares (5.7%); and Stephen W. Everett: 364,729 shares (3.8%).  Mr. Langbein is Chairman of the Board of DCA and Mr. Everett is President and CEO and a director of DCA.  Neither Wellington Management Company, LLP, an investment advisor, nor James E. Flynn and the Deerfield group of companies have any affiliation with the Company except as investors.  See “Information About Directors and Executive Officers” and “Beneficial Ownership of the Company’s Securities” below.

Q:	If my stock is held in “street name” by my broker, will my broker vote my DCA common stock for me?
A:
Persons who own stock through brokerage firms, banks, trustees, plans or other nominees, commonly referred to as shares held in “street name,” and not directly through ownership of stock certificates, are considered “beneficial owners.”  If your shares are held in the name of a broker, bank or other holder of record, you will be provided voting instructions.  Your broker may, but is not required to vote your DCA shares of common stock for election of directors, without your instructions.  Your broker will only vote your DCA shares with respect to the approval and adoption of the 2009 Omnibus Incentive Plan and the ratification of the appointment of MSPC Certified Public Accountants and Advisors, P.C. as our independent auditors for 2009, if you provide instructions on how to vote on each of those proposals.  You should immediately instruct your broker as to how you wish to vote on all proposals.  Follow the directions provided by your broker, bank or other record owner regarding how to vote your DCA shares.

Q:	Who solicits the proxies and what are the costs?
A:
Our board of directors is soliciting the proxies.  In addition to the use of the mail, officers, directors or employees of the Company, who will receive no additional compensation for doing so, may solicit proxies by telephone or personal interview.

We have asked banks, brokers and other institutions, nominees and fiduciaries to forward the proxy material to their principals and to obtain authority to execute proxies.  We will reimburse them for their reasonable expenses.  DCA will pay all expenses of soliciting the proxies, including printing, envelopes, mailing and similar out-of-pocket expenses.

Q:	Who is eligible to submit a proposal?
A:
To be eligible, you must have continuously held at least $2,000 in market value, or 1%, of our common stock for at least one year by the date you submit the proposal.  You must continue to hold your shares through the date of the meeting.  Either you, or your representative who is qualified under state law to present the proposal on your behalf, must attend the meeting to present the proposal.

Q:	How do I demonstrate to DCA that I am an eligible shareholder for submitting a proposal?
A:	If your shares are registered in your name, you are the record holder and we can verify your eligibility on our own.

If a nominee, fiduciary, bank, broker or other custodian holds your shares of DCA common stock in its name on your behalf, you may establish your eligibility in two ways:

1.
written verification from such custodian or nominee that you continuously held your DCA shares for one year at the time you submitted your proposal; you also have to submit to us your written statement that you intend to continue to hold your DCA common stock through the date of the shareholder meeting; or

2.
submit to us any required filings of share ownership of DCA that you filed with the SEC, and your written statement that you continuously held the required number of shares of DCA common stock for the one-year period and your intention to continuously hold your shares through the date of our meeting.

Q:	How many proposals may I make?
A:	One proposal for a particular shareholder meeting.

Q:	When are the year 2010 shareholder proposals due?
A:
Under Rule 14a-8 of Regulation 14A of the proxy rules under the Securities Exchange Act of 1934 (the “Exchange Act”), shareholders may present proposals for inclusion in the Company’s proxy statement and for consideration at the next annual meeting of shareholders by submitting such proposals to the Company in a timely manner.  Management anticipates that our 2010 annual meeting of shareholders will be held in early June, 2010.  Any shareholder who wishes to submit a proposal for action to be included in the proxy statement and form of proxy relating to the Company’s 2010 annual meeting must submit the proposal on or before December 21, 2009.  Any such proposal should provide the reason for the proposal, the text of any resolution, and must meet all the requirements of the Exchange Act and the rules thereunder to be eligible for inclusion in the Company’s 2010 proxy statement.  Any such proposal should be timely sent to our corporate Secretary, Joshua M. Jaffe, Esq., Jaffe & Falk, LLC, 777 Terrace Avenue, Hasbrouck Heights NJ 07604.  The board of directors together with counsel review shareholder proposals that are properly submitted to determine whether such proposals meet applicable criteria for inclusion in the 2010 proxy statement for consideration at the 2010 annual meeting.

Please see the section below entitled “Information About Directors and Executive Officers – Other Nominees” for the specific method and timing for a shareholder to submit the nomination of a person to a directorship position.

Q.	What do I need to do now?
A.	Please vote your shares as soon as possible, so that your shares may be represented at the annual meeting. Failure to obtain a quorum will impose an additional expense to DCA to resolicit proxies.

Q.	Where shall I call if I have questions?
A.
If you have any questions about any of the proposals, you may direct them to Joshua M. Jaffe, Esq., our Secretary and counsel, at Jaffe & Falk, LLC (for address, see above); telephone (201) 288-8282, fax (201) 288-8208; or email, jmj@jaffefalkllc.com.

Q.	Where can I find more information about the Company?
A.
See “Other Matters” at the end of this proxy statement.  We would appreciate your providing us with your email address, so we can more efficiently communicate with you.  We will only use your email address for communications from DCA to you and will not provide your email address to any other person, other than as necessary for us to communicate with you.  See your proxy card for email address information.

PROPOSAL NO. 1:  ELECTION OF DIRECTORS

At the annual meeting, holders of DCA common stock will be asked to elect the following nominees to the board of directors of DCA for a one year term:

Name	Age	Current Position	Held Since

Thomas K. Langbein	63	Chairman of the Board	1980

Stephen W. Everett	52	President and director	2000
		CEO	2003

Peter D. Fischbein*	69	Director	2004

Robert W. Trause*	66	Director	1998

Kenneth J. Bock **	56	Nominee	—

_______________

*	Member of the Audit, Compensation and Nominating Committees

**	To be Chairman of the Audit Committee and a member of the Compensation and Nominating Committees

Our by-laws provide that the board shall not consist of less than two nor more than six persons.  A majority of directors, although less than a quorum, or a sole remaining director, have the right to appoint candidates to fill any vacancies on the board.  An appointed director shall serve for the remainder of the term.  We meet the requirements for a majority of the board to be comprised of independent directors through the membership of Messrs. Fischbein, Trause and Alexander Bienenstock, who recently retired effective at this annual meeting.  Mr. Bock has been nominated to fill Mr. Bienenstock’s position as Chairman of the Audit Committee and to be a member of the Compensation and Nominating Committees.  Mr. Bock, if elected, would be an independent director.  See “Corporate Governance – Independence of Directors” below.

From 2005 to the present, the board has been comprised of five members.  The board has determined at this time to maintain its composition at five members.  Although there presently exists a vacancy in the composition of the board, which vacancy is permitted pursuant to our by-laws, proxies cannot be voted for a number of persons greater than five.

Our board established a Nominating Committee consisting of our three independent board members, one of whom is retiring and being replaced by our director-nominee.  The members of the Nominating Committee approved the selection of the five nominees for board of director membership and recommended their nomination to the board of directors.  See “Corporate Governance” below.

You may vote “FOR” all of the nominees, or your vote may be “WITHHELD” with respect to one or more of the nominees.  Election of directors requires the plurality of outstanding common stock voting at the annual meeting of shareholders.  A plurality of the votes cast means the five nominees receiving the largest number of “FOR” votes will be elected.  If you indicate “WITHHOLD AUTHORITY” to vote for all or any one of five director-nominees listed on your proxy card or ballot, it will not be voted for that nominee’s election, although it will be counted toward the quorum.  Abstentions and broker “non-votes” are not counted for purposes of the election of directors, and will have no effect on the outcome of the election of directors.

The board recommends you vote “FOR” the election of Thomas K. Langbein, Stephen W. Everett, Peter D. Fischbein, Robert W. Trause and Kenneth J. Bock as directors.

Each of the nominees has consented to serve on the board.  If any nominee is unable to serve for any reason, it is intended that the proxies will be voted at the annual meeting for any substitute nominee as recommended by the Nominating Committee and designated by the DCA board.  Each director will be elected to serve until a successor is elected and qualified at the next annual meeting of shareholders of the Company, or until the director’s earlier resignation or removal.

INFORMATION ABOUT DIRECTORS AND EXECUTIVE OFFICERS

Director Nominees

Thomas K. Langbein, Chairman of the Board, was CEO of the Company from 1980 until May 29, 2003, when that position was relinquished to Stephen W. Everett, also President of the Company.  Mr. Langbein was the Chairman of the Board, CEO and President of Medicore, Inc., the Company’s parent company, from 1980 until the merger of Medicore with and into DCA in September, 2005.  Mr. Langbein is President, sole shareholder and director of Todd & Company, Inc., an inactive NASD member broker-dealer registered with the SEC.

Stephen W. Everett has been affiliated with the company since 1998. He became President of the company in March, 2000, and Chief Executive Officer in May, 2003. From 1993 to 1997, Mr. Everett was a Vice President with the renal care division of Vivra, Inc., at that time the second largest provider of dialysis services in the United States, responsible for oversight, deal structuring, physician recruitment and practice management. Mr. Everett held similar responsibilities in 1998 in his affiliation with Renal Physician Partners, engaged in consulting and management in the renal healthcare field. He has over 29 years of involvement in the healthcare industry.

Peter D. Fischbein is an attorney.  He was a director of Medicore, Inc., a position he held since 1984, until its merger with DCA in September, 2005.

Robert W. Trause is a senior commercial account specialist engaged in the marketing of commercial insurance specializing in property and casualty insurance sales to mid-to-large size companies.  He has been affiliated with an insurance agency in New Jersey since 1991.

Kenneth J. Bock since 2007 is partner and Vice Chairman of Forsyth Kownack, LLC, an investment banking firm specializing in the healthcare, energy and transportation industries.  Mr. Bock is responsible for new business development and structured finance solutions.  From 1999 to 2006, Mr. Bock was instrumental in forming and was CEO and a member of the board of directors of Munich American Capital Markets, Inc., a global capital markets and alternative risk portfolio company.  In prior years, Mr. Bock was affiliated with two major brokerage firms responsible for capital management, investment banking, fixed income trading, and sales.  Mr. Bock holds a B.S. in economics, and an MBA (concentration in finance) from New York University.

Executive Officers

Name	Age	Position	Held Since
Stephen W. Everett*	52	President and	2000
		CEO	2003

Andrew J. Jeanneret	44	Vice President, Finance and	2007
		Chief Financial Officer	2008

Daniel R. Ouzts	62	Vice President, Finance	2005
		and Treasurer	1996

Thomas P. Carey	55	Vice President, Operations	2007

Joanne Zimmerman	54	Vice President, Clinical Services and	2000
		Compliance Officer	2007
_______________

*              For information concerning Mr. Everett, see “Information About Directors and Executive Officers – Director Nominees” above.

Andrew J. Jeanneret joined the Company in July, 2007 as Vice President of Finance, and on March 14, 2008, was promoted to Chief Financial Officer.  Mr. Jeanneret has 23 years of experience in corporate accounting and finance.  From October, 2006 he was Vice President of HealthExtras, Inc., a public company engaged in pharmacy benefit management.  For the immediately preceding nine months he was a financial accounting consultant.  From August, 2004 to January, 2006, Mr. Jeanneret was Vice President, Controller and Chief Accounting Officer for Guilford Pharmaceuticals Inc., a public specialty pharmaceutical company which merged with MGI Pharma, Inc. in October, 2005.  Mr. Jeanneret is a Certified Public Accountant.

Daniel R. Ouzts served as controller of the Company from 1983 through January, 2002, and Vice President and Treasurer since 1996.  Mr. Ouzts was appointed Vice President of Finance and Chief Financial Officer in November, 2005, the latter position he relinquished in March, 2008.  Mr. Ouzts served as Vice President of Finance, Treasurer and Chief Financial Officer of Medicore, Inc., the Company’s former parent, until its merger with the Company in September, 2005.  Mr. Ouzts is a Certified Public Accountant.

Thomas P. Carey joined the Company as Vice President of Operations in April, 2007.  Mr. Carey has 22 years experience in the management of multi-site healthcare operations, most recently as Manager with Eden Medical Center, an affiliate of Sutter Health, from 2006 until joining the Company.  From 1998 to 2006, Mr. Carey was semi-retired.

Joanne Zimmerman is a certified nephrology nurse, and since 1975, a practicing clinical RN with a focus in renal care since 1988.  Ms. Zimmerman joined the Company in 1997 as Clinical Nurse Manager for one of its subsidiaries, and the following year became the Administrator of that dialysis facility.  She became Manager of Nursing Services and Compliance for the Company in 1998, and was appointed as Vice President of Clinical Services in 2000.  She was appointed in 2007 as Compliance Officer for the Company.

There are no family relationships among any of the officers or directors of the Company.

Other Nominees

Our by-laws provide our shareholders with the right to nominate persons for a directorship if the shareholder provides written notice to our corporate Secretary not less than 60 nor more than 90 days prior to any meeting of shareholders at which directors are to be elected; provided, that, if less than 60 days notice of the meeting is given to shareholders, written notice of nominations of directors by shareholders shall be delivered or mailed by first class U.S. mail, postage prepaid, to our corporate Secretary not later than the close of the seventh day following the mailing date of the Notice of Annual Meeting.  Each notice must include as to each proposed nominee:

●	name, age, business address, and, if known, residence address
●	principal occupation or employment for the preceding five years
●	beneficial ownership of the Company’s securities, giving the number of each class of security
●	any arrangement, affiliation, association, agreement or other relationship with any security holder, officer, director or other person affiliated with the Company
●	consent to serve as a director, if elected

●	the name and address of the shareholder proposing the nominee and other shareholders believed to be supporting such nominee
●	the number of securities of each class owned by such nominating shareholder(s)

The Chairman of the annual meeting of shareholders may, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the foregoing procedure, and declare such to the meeting, in which case the defective nomination shall be disregarded.

We have not received any notice by a shareholder proposing an additional nominee for director.  Any shareholder who wishes to receive without cost a copy of the relevant section of our by-laws may request it in writing from our corporate Secretary, Joshua M. Jaffe.

For information relating to the operations and functions of our Nominating Committee, reference is made to “Corporate Governance – Board Committees – Nominating Committee.”

Compensation of Directors

Our policy is not to pay additional compensation to directors who are employees of our Company.  Of our five directors, only Stephen W. Everett is an employee.  Thomas K. Langbein is Chairman of the Board of Directors, and received a stipend of $200,000 for 2008, plus certain perquisites amounting to $16,390 (includes automobile related expenses of $1,760 and health and dental insurance premiums of $14,630), and a $10,000 bonus accrued in 2008 and paid in February, 2009, for an aggregate compensation of $226,390.  Mr. Langbein’s stipend has not been increased for 2009.  Mr. Langbein has been instrumental in the Company’s financing, business strategy and growth, and he devotes a substantial amount of his time to the Company.

Messrs. Everett and Langbein make decisions as to compensation for the independent board members, Messrs. Fischbein, Trause and Bienenstock (Mr. Bienenstock is retiring as of this annual meeting), members of the Audit, Compensation and Nominating Committees.  These directors receive no compensation from the Company other than compensation as one of our directors.  Fees paid or accrued for the independent directors for 2008 were $5,000 each.

In February, 2009, the board approved the grant of 1,000 share awards to each of the independent directors and a 2,000 share award to Mr. Langbein.  The board also approved a director’s fee of $1,000 per meeting with a maximum of $5,000 per year, with no compensation for committee meetings.

Vote required and Recommended

If a quorum is present, the five candidates receiving the highest number of affirmative votes present or represented and voting on this proposal at the annual meeting will be elected to the board of directors.  Abstentions and broker non-votes will be counted for the purpose of determining the presence or absence of a quorum, but will have no effect on the election of directors once a quorum is established.

The board recommends you vote “FOR” the election of each of the nominees named above.

PROPOSAL NO. 2:  APPROVAL AND ADOPTION OF THE DIALYSIS CORPORATION
OF AMERICA 2009 OMNIBUS INCENTIVE PLAN

Our 1999 Stock Incentive Plan, originally a stock option plan adopted by the board and approved by shareholders in April, 1999, and amended to include stock awards and approved by shareholders in June, 2006, expired on April 20, 2009.  Accordingly, a new stock incentive plan is appropriate to provide for grants of incentive stock options, non-qualified stock options, stock appreciation rights, restricted stock, restricted stock units, performance shares, performance units and other stock based awards and substitute awards for grant to officers, directors, consultants, key employees, advisors, and others who may advance the interests of the Company and its shareholders.

Reasons for Seeking Shareholder Approval

Our common stock trades on the Nasdaq Global Market.  The Nasdaq Stock Market Rules require shareholder approval when a stock option plan or other equity compensation arrangement is to be established pursuant to which stock may be acquired by officers, directors, employees or consultants, with certain limited exceptions.  We are submitting our new Dialysis Corporation of America 2009 Omnibus Incentive Plan, referred to in this proxy statement as the 2009 Omnibus Incentive Plan, for shareholder approval under Nasdaq Rule 5635(c).

The board of directors approved the 2009 Omnibus Incentive Plan on April 8, 2009.  We are asking our shareholders to approve the Plan, believed to be a key element of the Company’s executive compensation program and intended to align management and shareholder interests, which we believe increases shareholder value and is essential to the success of DCA by enhancing ownership opportunities.

Summary of the Terms of the 2009 Omnibus Incentive Plan

The following summary of the 2009 Omnibus Incentive Plan does not purport to be a complete description of the Plan.  You are referred to a complete text of the 2009 Omnibus Incentive Plan which is attached to this proxy statement as Appendix A.  The following description is qualified in its entirety by reference to the text of the 2009 Omnibus Incentive Plan.

Purpose

The purpose of the 2009 Omnibus Incentive Plan is to advance the interests of the Company and its shareholders by enhancing the Company’s ability to attract, retain and motivate persons who make (or are expected to make) important contributions to the Company and expend maximum efforts to improve the business results and earnings of the Company by providing those persons with opportunities for equity ownership and incentives and to participate in the increased value of the Company, and thereby better align the interests of those persons with those of the Company’s shareholders.  All of the Company’s key employees, officers, directors, consultants and advisors are eligible to be granted stock options and other awards under the 2009 Omnibus Incentive Plan.

Shares Available for Issuance

The number of shares of common stock reserved for distribution under the 2009 Omnibus Incentive Plan will be 2,000,000 shares, increased by (i) the 601,654 shares of common stock remaining available for issuance under our 1999 Incentive Plan as of the date the board approved the 2009 Omnibus Incentive Plan, and (ii) the 144,625 shares of common stock subject to awards granted under the 1999 Incentive Plan that may not be purchased or may otherwise be forfeited or expire, or terminate without any delivery of shares of common stock subject thereto after the date of stockholder approval of the 2009 Omnibus Incentive Plan, to the extent such shares would have been available for issuance under the terms of the 1999 Incentive Plan.  Therefore, there will be an aggregate of 2,746,279 shares of common stock reserved and available for distribution under the 2009 Omnibus Incentive Plan.  Shares that are (i) tendered by a participant or retained by us as a payment for the purchase price of an award or to satisfy tax withholding obligations, or (ii) covered by an award that is settled in cash, or in some manner that some or all of the shares covered by the award are not issued, will again be available for issuance under the 2009 Omnibus Incentive Plan.

Administration

The 2009 Omnibus Incentive Plan is administered by the Compensation Committee.  The members of the Compensation Committee qualify as “outside directors” within the meaning of Section 162(m) of the Internal Revenue Code (the “Code”), meet the requirements of Rule 16b-3 of the Exchange Act, and comply with the independence requirements of the Nasdaq Stock Market.  Subject to the terms of the Plan, the Compensation Committee may select participants to receive awards, determine the types of awards and terms and conditions of awards, and interpret the provisions and intent of the Plan.  Determinations of the Compensation Committee made under the Plan are final and binding.  Members of the Compensation Committee serve at the pleasure of the board of directors.  The Compensation Committee also may delegate its administrative duties and powers under the Plan.

Eligibility

Our officers, directors, key employees, or any consultant, agent or advisor who the Compensation Committee determines is committed to the interests of the Company or its affiliated companies are eligible for awards under the 2009 Omnibus Incentive Plan.  The Company currently has five directors, one of whom is the President and CEO of the Company, and four additional officers.  The remaining eligible participants are indeterminable at this time.

Limits on Awards

The 2009 Omnibus Incentive Plan imposes annual per-participant award limits, as follows:

●
the maximum number of shares of Company common stock subject to stock options or stock appreciation rights that may be granted to a participant in a 12 month period is 200,000, provided that in a grantee’s year of hire the applicable limit is 400,000 shares of common stock.

●
the maximum number of shares of Company common stock that may be granted to a participant, other than pursuant to an option or stock appreciation right, is 200,000 per 12 month period, provided that in a grantee’s year of hire the applicable limit is 400,000 shares of common stock.

●	the maximum amount that may be paid as an annual incentive award or other cash award in any 12 month period to any one person is $400,000
●
the maximum amount that may be paid as a performance award or other cash award in respect to a performance period to any one participant is $300,000 multiplied by the number of years in the performance period.

The Plan also limits the number of shares available for issuance as incentive stock options to 1,000,000 shares.

The number and kind of shares that may be issued, the number and kind of shares subject to outstanding awards, the option price or grant price applicable to outstanding awards, the annual per-participant award limits, and other value determinations are subject to adjustment by the Compensation Committee to reflect stock dividends, stock splits, reverse stock splits, and other corporate events or transactions, other than normal cash dividends.

Types of Awards

Under the Plan, the Compensation Committee may grant various types of awards.  A description of each of the types of awards is set forth below.

Stock Options

The Plan permits the Compensation Committee to grant options to purchase the Company’s common stock.  Stock options can be either incentive stock options or non-qualified stock options.  The exercise price for stock options cannot be less than the fair market value of the Company’s common stock on the date of grant.  Fair market value under the Plan is generally determined by the closing price of the common stock on the exchange upon which it is then trading on the date immediately preceding the date of grant.  In the case of certain 10% shareholders who receive incentive stock options, the exercise price may not be less than 110% of the fair market value of the common stock on the date of grant.  An exception to these requirements is made for substitution options.  See “Substitute Awards” below.  The exercise price may be paid with cash or its equivalent or, subject to the sole discretion of the Compensation Committee, with previously acquired shares of the Company common stock, by means of a broker-assisted exercise or by other means approved by the Compensation Committee.  The expiration date for stock options cannot be later than the tenth anniversary of the date of grant (or five years from the date of grant in the case of certain 10% shareholders who receive incentive stock options).  The Compensation Committee determines at what time or times each option may be exercised.  See “Termination of Employment” below for determination of option exercises.  The exercisability of options may be accelerated by the Compensation Committee.

Stock Appreciation Rights

The Compensation Committee may grant stock appreciation rights under the Plan.  The grant price of a stock appreciation right cannot be less than the fair market value of the Company’s common stock on the date of grant.  Stock appreciation rights cannot be exercised later than the tenth anniversary of the date of grant.

Upon exercise of a stock appreciation right, the holder will receive shares of Company common stock, or, at the discretion of the Compensation Committee, an amount in cash, or a combination of cash and shares, that are equal in value to the difference between the fair market value of the Company common stock subject to the stock appreciation right, determined as described above, and the grant price.

Restricted Stock and Restricted Stock Units

Under the Plan, the Compensation Committee may award shares of restricted stock and restricted stock units.  Restricted stock awards consist of shares of Company common stock that are transferred to the participant (or may be held by the Company until the lapse of restrictions) subject to restrictions that may result in forfeiture if specified conditions are not satisfied.  Restricted stock units are awards that result in a transfer of shares of Company common stock, cash or a combination thereof to the participant only after specified conditions are satisfied.  A holder of restricted stock is treated as a current shareholder of the Company and is entitled to dividend and voting rights, whereas a holder of restricted stock units is treated as a shareholder only to the extent that shares of Company common stock are delivered in the future.  The Compensation Committee will determine the restrictions and conditions applicable to each award of restricted stock or restricted stock units.

Performance Shares and Performance Units

The Compensation Committee may grant performance shares and performance units under the Plan.  Performance shares will have an initial value that is based on the fair market value of the Company’s common stock on the date of grant.  Performance units will have an initial value that is determined by the Compensation Committee.  Generally, performance shares and performance units may be paid in the form of shares of Company common stock, cash or a combination thereof, as determined by the Compensation Committee.

Performance shares and performance units will be earned only if performance goals are met over performance periods established by or under the direction of the Compensation Committee.  The performance goals may vary from participant to participant, group to group and period to period.

The Compensation Committee may grant multi-year and annual incentive awards subject to achievement of specified goals tied to business criteria (described below).  The Compensation Committee may specify the amount of the incentive award as a percentage of these business criteria, a percentage in excess of a threshold amount, or as another amount which need not bear a strictly mathematical relationship to these business criteria.  The Compensation Committee may adjust the terms of performance awards downward, either on a formula or discretionary basis.  Awards to individuals who are covered under Section 162(m) of the Code, or who the Compensation Committee designates as likely to be covered in the future, will comply with the requirement that payments to such employees qualify as performance-based compensation under Section 162(m) of the Code to the extent that the Compensation Committee so designates.  Such employees include the chief executive officer and the three highest compensated executive officers (other than the chief financial officer) determined at the end of each year (the “covered employees”).

Under the 2009 Omnibus Incentive Plan, one or more of the following business criteria, on a consolidated basis, and/or with respect to specified subsidiaries or business units, where appropriate, are used by the Compensation Committee in establishing performance goals:

●	net earnings or net income;
●	operating earnings or income;
●	pretax earnings;
●	earnings per share;
●	share price, including growth and capitalization measures and total stockholder return;
●	earnings before interest and taxes;
●	earnings before interest, taxes, depreciation and/or amortization;
●	sales or revenue growth;
●	gross or operating margins;
●	return measures, including return on assets, capital, investment, equity, sales or revenue;
●	cash flow, including operating cash flow, free cash flow, cash flow return on equity and cash flow return on investment;
●	productivity ratios;
●	expense targets;
●	market share;
●	financial ratios as provided in credit agreements or indentures of the Company and its subsidiaries;

●	debt rating targets;
●	working capital targets;
●	completion of acquisitions or divestitures of businesses, assets, companies or facilities;
●	employee retention and recruiting metrics, including turnover;
●	growth in patient census;
●	clinical outcomes.

Business criteria may be measured on an absolute or relative basis (relative to peer companies). If provided for specifically in the applicable award, performance goals will be adjusted to mitigate the unbudgeted impact of: (i) asset write-downs; (ii) litigation or claim judgments or settlements; (iii) the effect of changes in tax laws, accounting principles, or other laws or provisions affecting reported results; (iv any reorganization and restructuring programs; (v) certain extraordinary nonrecurring items; (vi) acquisitions or divestitures; and (vii) foreign exchange gains and losses.

Substitute Awards

If the Company or a subsidiary acquires or combines with another company, the Compensation Committee may grant substitute awards in assumption of, or in substitution or exchange for, awards previously granted, or the right or obligation to make future awards.  The terms and conditions of each substitute award will be determined by the Compensation Committee.  Payment under any substitute award will be made in Company common stock or cash, as determined by the Compensation Committee.

Transferability and Other Terms of Awards

The Plan provides that neither incentive stock options nor, except as the Compensation Committee otherwise expressly determines, other awards may be transferred other than by will or by the laws of descent and distribution.  During a participant’s lifetime, an incentive stock option and, except as the Compensation Committee may determine, other nontransferable awards requiring exercise, may be exercised only by the recipient.

Term and Amendment of Awards or Plan

The 2009 Omnibus Incentive Plan will terminate on April 8, 2019, unless terminated earlier by the board of directors or the Compensation Committee.  The Compensation Committee may at any time alter, amend, modify, suspend or terminate an outstanding award or the Plan in whole or in part.  No amendment of an outstanding award may adversely affect the rights of a participant under the award without his or her consent, unless specifically provided for in the Plan or by law.  No amendment of the Plan will be made without shareholder approval if the amendment would: (i) materially increase the benefits accruing to participants under the Plan; (ii) materially increase the number of shares of stock that may be issued under the Plan; (iii) materially modify the eligibility requirements; or (iv) otherwise require shareholder approval by applicable law.

Termination of Employment

The Compensation Committee will determine how each award will be treated following termination of the participant’s employment with or service for the Company, including the extent to which unvested portions of the award will be forfeited and the extent to which options, stock appreciation rights or other awards requiring exercise will remain exercisable.

Change in Control

If a change in control occurs, awards granted under the 2009 Omnibus Incentive Plan will become fully vested and no longer subject to forfeiture.  A change in control is defined in the 2009 Omnibus Incentive Plan to mean: (i) any person or group of affiliated or associated persons, other than management or grantees, who have acquired beneficial ownership of 25% or more of the outstanding shares of the Company, or announce an intention to make a tender offer or exchange offer the consummation of which would result in the beneficial ownership by a person or group of 25% or more of our outstanding common stock, and such acquisition is completed; (ii) a reorganization of the Company which means substantially all of the assets of the Company are acquired by a successor entity other than the existing board of directors, or a reorganization involving the acquisition of the Company by a successor entity, or the Company’s merger or consolidation with a successor entity; or (iii) a board of directors change whereupon a majority of the board shall be persons other than persons (a) for whose election proxies have been solicited by the board, or (b) who are then serving as directors appointed by the board to fill vacancies caused by the death or resignation (but not by removal) or to fill newly created directorships.  Upon the occurrence of a change in control, the Company or successor entity shall redeem outstanding options and stock appreciation rights based on a formula provided in the Plan; provided the grantee may choose to keep the option or stock appreciation right, which award will continue in accordance with its terms, and the grantee need not remain in the service of the Company or the surviving entity.  In the event of other types of Company transactions, the Compensation Committee has discretion to determine whether awards under the 2009 Omnibus Incentive Plan will become fully vested and no longer subject to forfeiture, or if the award will be cashed out for a payment based on the consideration received by shareholders in the Company transaction.

Material U.S. Federal Income Tax Consequences

The following is a general summary of the material U.S. federal income tax consequences of the 2009 Omnibus Incentive Plan to us and to participants in the Plan who are subject to U.S. federal taxes.  The summary is based on the Code, the U.S. Treasury regulations promulgated thereunder, rulings and other guidance issued by the Internal Revenue Service and judicial decisions as in effect as of the date of this proxy statement, all of which are subject to change, possibly with retroactive effect.  The summary is not intended to be a complete analysis or discussion of all potential tax consequences that may be relevant or important to participants in the 2009 Omnibus Incentive Plan, including U.S. gift or estate tax consequences or foreign, state or local tax consequences.

Incentive Stock Options

For U.S. federal income tax purposes, a participant will not recognize any income upon the grant or vesting of an incentive stock option under the 2009 Omnibus Incentive Plan.  The grant of an incentive stock option is also not a taxable event to the Company.  If a participant exercises an incentive stock option during the participant’s affiliation with the Company or within three months after the participant’s affiliation ends (12 months in the case of permanent and total disability), the participant generally will not recognize income at the time of exercise for regular U.S. federal income tax purposes (although the participant generally will recognize income for alternative minimum tax purposes at that time as if the option were a nonqualified stock option).  If a participant sells or exchanges the shares acquired upon exercise of an incentive stock option after the later of (a) one year from the date of exercise and (b) two years from the grant date of the option, the participant generally will recognize long-term capital gain or loss equal to the difference between the amount the participant received in the sale or exchange and the option exercise price.  If a participant disposes of the shares that the participant receives upon exercise of an incentive stock option before the end of these holding periods, the disposition will constitute a disqualifying disposition, and the participant generally will recognize compensation taxable as ordinary income in the year of the disposition equal to the excess, on the date of exercise of the option, of the fair market value of the shares received over the option exercise price (or generally, if less, the excess of the amount realized on the sale of the shares over the option exercise price), and the participant will recognize capital gain or loss, long-term or short-term, as the case may be, equal to the difference between (i) the amount the participant received and (ii) the option exercise price increased by the amount of compensation income, if any, the participant recognized.  Special rules apply if a participant uses already owned shares of our common stock to pay the option exercise price or if the shares of common stock that the participant receives upon exercise are subject to a substantial risk of forfeiture.

Nonqualified Stock Options

Generally, for U.S. federal income tax purposes, a participant will not recognize any income upon the grant or vesting of a nonqualified stock option under the 2009 Omnibus Incentive Plan with an exercise price at least equal to the fair market value of our common stock on the date of grant and no additional deferral feature.  The grant of the option is also not a taxable event for the Company.  Upon exercise of a nonqualified stock option, the participant generally will recognize compensation taxable as ordinary income in an amount equal to the excess of the fair market value of the stock underlying the nonqualified stock option on the date of exercise over the option exercise price.  Upon a sale of the shares acquired upon exercise of the nonqualified stock option, the participant generally will recognize short-term or long-term capital gain or loss, depending on how long the participant held the shares, equal to the difference between the amount received from the sale and the fair market value of the shares at the time of exercise of the nonqualified stock option.  If a participant pays the option exercise price entirely in cash, the tax basis of the shares that the participant receives upon exercise generally will be equal to their fair market value on the exercise date (but not less than the option exercise price), and the shares’ holding period will begin on the day after the exercise date.  Special rules apply if a participant uses already owned shares of our common stock to pay the option exercise price or if the shares of our common stock that the participant receives upon exercise are subject to a substantial risk of forfeiture.  The same tax consequences described in this paragraph also apply to an incentive stock option that a participant exercises more than three months after the participant’s termination of affiliation (or more than 12 months after termination in the case of permanent and total disability).

If we comply with applicable reporting requirements and with the restrictions of Section 162(m) of the Code, we will be entitled to a business expense deduction in the same amount and generally at the same time as the participant recognizes ordinary income.

Restricted Stock

Upon receipt of a restricted stock award, a participant generally will recognize compensation taxable as ordinary income when the shares cease to be subject to restrictions in an amount equal to the excess of the fair market value of the shares at such time over the amount, if any, paid for the shares.  Instead of postponing the federal income tax consequences of a restricted stock award until the restrictions lapse, a participant may elect to recognize compensation taxable as ordinary income in the year of the award in an amount equal to the fair market value of the shares at the time of receipt, less the purchase price, if any.  This election is made under Section 83(b) of the Code.  In general, a Section 83(b) election is made by filing a written notice with the Internal Revenue Service within 30 days of the date of grant of the restricted stock award for which the election is made and must meet certain technical requirements.

The tax treatment of a subsequent disposition of restricted stock will depend upon whether a participant has made a timely and proper Section 83(b) election.  If a participant makes a timely and proper Section 83(b) election, when the participant sells the restricted shares, the participant generally will recognize short-term or long-term capital gain or loss, as the case may be, equal to the difference between the amount the participant receives from the sale and the tax basis of the shares sold.  If no Section 83(b) election is made, any disposition after the restriction lapses generally will result in short-term or long term capital gain or loss, as the case may be, equal to the difference between the amount the participant received from the sale and the tax basis of the shares sold.  The tax basis of the shares generally will be equal to the amount, if any, the participant paid for the shares plus the amount of taxable ordinary income recognized either at the time the restrictions lapsed or at the time of the 83(b) election, if an election was made.  If a participant has to forfeit the shares to us (e.g., upon the participant’s termination prior to expiration of the restriction period), the participant may not claim a deduction for the amount of compensation income recognized as a result of making the Section 83(b) election, and the participant generally will have a capital loss equal to the amount, if any, paid for the shares.

In the taxable year in which the participant recognizes ordinary income on account of shares of Company common stock awarded, the Company generally will be entitled to a deduction equal to the amount of income recognized by the participant.  In the event that the restricted shares of Company common stock are forfeited by the participant after having made the Section 83(b) election referred to above, the Company generally will include in its income the amount of its original deduction.

Restricted Stock Units and Performance Units

A participant will not be subject to tax upon the grant of a restricted stock unit or performance unit.  Upon vesting of the restricted stock unit or performance unit, the fair market value of the shares of Company common stock covered by the award on the vesting date will be subject to employment taxes,  Upon distribution of the cash or shares of Company common stock underlying the restricted stock units or performance units, the participant will recognize as ordinary income an amount equal to the fair market value (measured on the distribution date) of the shares of Company common stock received, and such amount will generally be deductible by the Company.  This amount of income will generally be subject to income tax withholding on the date of distribution.  The participant’s basis in any shares of Company common stock received will be equal to the fair market value of the shares of Company common stock on the date of distribution, and the participant’s holding period in such shares of the Company common stock will begin on the day following the date of distribution.  If any dividend equivalent amounts are paid to a participant, they will be includible in the participant’s income as additional compensation (and not as dividend income) and will be subject to income and employment tax withholding.

Stock Appreciation Rights

There are no immediate tax consequences of receiving an award of stock appreciation rights under the 2009 Omnibus Incentive Plan.  Upon exercising a stock appreciation right, a grantee will recognize ordinary income in an amount equal to the difference between the exercise price and the fair market value of the common stock on the date of exercise and such amount generally will be deductible by the Company.  This amount if income will be subject to income tax withholding and employment taxes.

Other Federal Income Tax Consequences

In general, under Section 162(m) of the Code, remuneration paid by a public corporation to its chief executive officer or any of its other top four named executive officers, ranked by pay, is not deductible to the extent it exceeds $1,000,000 for any year.  Taxable payments or benefits under the Plan may be subject to this deduction limit.  However, under Section 162(m), qualifying performance-based compensation, including income from stock options and other performance-based awards that are made under shareholder approved plans and that meet certain other requirements, is exempt from the deduction limitation.  The Plan has been designed so that the Compensation Committee in its discretion may grant qualifying exempt performance-based awards under the Plan.

Under the so-called “golden parachute” provisions of the Code, the accelerated vesting of stock options and benefits paid under other awards in connection with a change of control of a corporation may be required to be valued and taken into account in determining whether participants have received compensatory payments, contingent on the change of control, in excess of certain limits.  If these limits are exceeded, a portion of the amounts payable to the participant may be subject to an additional 20% federal tax, and may be nondeductible to the Company.

If any award granted under the Plan is considered deferred compensation under Section 409A of the Code, then certain requirements must be met to have the deferral be effective for federal tax purposes.  These requirements include:

●	time periods for making the election to defer;
●	limitations on distributions; and
●	a prohibition on accelerating the time or schedule of any payment of deferred amounts except in circumstances permitted by the United States Department of the Treasury.

If the requirements set forth above are not met, a participant will immediately be taxed on such purportedly deferred amounts, a penalty of 20% of such amounts deferred, and penalty interest will accrue at the underpayment rate plus one percent.

Vote Required and Recommendation

If a quorum is present, the affirmative vote of a majority of the shares present or represented and entitled to vote at the annual meeting will be required to approve and adopt the Dialysis Corporation of America 2009 Omnibus Incentive Plan.  Abstentions and broker non-votes will be counted for the purpose of determining the presence or absence of a quorum, but will have no effect on the approval and adoption of the 2009 Omnibus Incentive Plan.

The board recommends you vote “FOR” the approval and adoption of the Dialysis Corporation of America 2009 Omnibus Incentive Plan.

PROPOSAL NO. 3:  RATIFICATION OF THE APPOINTMENT OF
THE INDEPENDENT AUDITORS

Our Audit Committee has re-appointed the accounting firm of MSPC Certified Public Accountants and Advisors, P.C., hereinafter referred to as MSPC, to audit and report on our financial statements for the year ended December 31, 2009.

MSPC performed the audit of our annual financial statements for the past six years, and reviewed the financial statements included in our quarterly reports on Form 10-Q for the last five years.  MSPC will continue the reviews of our quarterly reports on Form 10-Q for 2009.

Although shareholder ratification of the appointment of our independent auditors is not required by law, since the Audit Committee has sole authority to hire and dismiss the independent auditors, as a matter of good corporate governance, and to obtain the input of our shareholders, our Audit Committee has determined to submit the appointment of MSPC as the Company’s independent auditors for the year 2009 for ratification by our shareholders.  If shareholders fail to ratify this selection, the Audit Committee will reconsider whether or not to continue the retention of MSPC.  Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such a change would be in our best interests and those of our shareholders.  The Audit Committee annually reviews the performance of our independent registered public accounting firm and the fees charged for their services.  Based upon the Audit Committee’s analysis of this information, the Audit Committee will determine which registered independent public accounting firm to engage to perform our annual audit each year.  MSPC provides our Audit Committee with a letter as to any matters which may affect their independence, of which there are no independence issues.

A representative of MSPC, is expected to be present at the annual meeting, will have an opportunity to make a statement if he so desires, and will be available to respond to appropriate questions from shareholders.

Vote Required and Recommendation

The proposal to ratify the appointment of MSPC as the Company’s independent auditors for fiscal 2009 will be approved by shareholders if it receives the affirmative vote of a majority of the votes cast.  Abstentions and broker non-votes are not deemed votes cast, and will have no effect on the ratification of MSPC as our independent registered public accounting firm.

The board recommends you vote “FOR” ratifying the appointment of MSPC Certified Public Accountants and Advisors, P.C. as the Company’s independent auditors for fiscal 2009.

Fees Paid to Independent Auditors

The following table sets forth fees billed to us by MSPC, our registered independent public accounting firm, for professional services rendered to the Company during the fiscal years ended December 31, 2008 and December 31, 2007.

Year Ended December 31	2008			2007
	Fees		%	Fees	%
Audit fees (1)	$121,000		48.6	$112,000	54.3
Audit-Related fees (2)	74,500		29.9	49,778	24.2
Tax fees (3)	51,025		20.5	44,342	21.5
All other fees	2,250	(4)	1.0	---	---
Total	$248,775		100.0	$206,120	100.0
_____________

(1)
For professional services in connection with the review and audit of the Company’s annual financial statements for the years ended December 31, 2008 and 2007; and the review of the Company’s interim financial statements included in the quarterly reports on Form 10-Q during the years ended December 31, 2008 and 2007.

(2)
Audit-related fees were for professional services rendered in connection with employee benefit plan audits for 2008 ($7,500) and 2007 ($7,000), and due diligence services related to accounting and tax matters in connection with potential business combinations, including, among others, review of financial statements, financial data and records and discussions with other auditors and accounting personnel, which was $67,000 for 2008 and $42,778 for 2007.

(3)	For tax related services, none of which impaired the auditors’ independence.

(4)	Related to a Form S-8 registration statement filed by the Company in September, 2008.

Pre-Approval Policy

Our Audit Committee has established pre-approval policies and procedures, pursuant to which it approves all audit and permissible non-audit services provided by our independent auditors.  We have not obtained any non-permissible non-audit services from our independent auditors.  The Audit Committee’s pre-approval policies provide for each audit and permitted non-audit service to be reviewed for a determination of approval by the Audit Committee, including the fees charged for such services.  Each of the four categories of professional services to be rendered by our independent auditors, (i) audit, (ii) audit-related, (iii) tax, and (iv) other matters, has an individual and an aggregate cap for each project.  Anything in excess of the individual project or aggregate fee requires specific pre-approval of the Audit Committee.  Requests for specific services to be provided by our independent auditors are submitted to our Chief Financial Officer, and must include a detailed description of the services to be rendered.  Our Chief Financial Officer and our independent auditors provide the Audit Committee with a report as to the scope and applicability of the proposed services with further communications between and among the auditors, the Chief Financial Officer, and the Audit Committee, as necessary for further clarification and evaluation.  The Audit Committee will make the determination that any requested audit and/or non-audit services, (a) are necessary and within the scope of the Company’s operations and reporting responsibilities, and (b) will not, in its opinion and evaluation, impair the auditor’s independence, nor be considered a prohibited non-audit service consistent with the SEC’s rules relating to these issues.  The Audit Committee considered the tax and other non-audit services for the Company by MSPC and has determined those services are compatible with MSPC maintaining its independence as the Company’s registered independent auditors.  The Audit Committee either provides a report or such is included in its minutes of deliberations of its approval or disapproval of requested audit and non-audit services to management and the board for implementation.  The Audit Committee monitors the performance of all services provided by the independent auditors and determines whether such services are in compliance with its approval policies.  The Audit Committee reports to management on a periodic basis on the results of its monitoring, and recommends appropriate action.

CORPORATE GOVERNANCE

Our board of directors oversees the business and affairs of the Company and monitors the performance of our management.  The board is kept apprised of corporate matters through discussions with the Chairman, other directors, executives, the Audit, Nominating and Compensation Committees, division heads and advisors including counsel, outside auditors and, as applicable, investment bankers and other consultants, as well as by reading reports, contracts, rules and other material sent to board members and by participating in board and Committee meetings.

Director Independence

We adhere to the corporate governance requirements of the SEC and Nasdaq, among which rules is to have a majority of independent directors on our board.

Under Nasdaq rules, a director (in most instances this includes a director’s family members, such as spouse, parents, children and siblings, whether by blood, marriage or adoption, or anyone residing in the director’s house) is not independent if the director:

●	is, or at any time during the past three years was, employed by the Company;
●	accepted compensation from the Company in excess of $120,000 during any period of 12 consecutive months within the three years preceding the determination of independence (with certain exceptions);
●	is a family member of an individual who during the past three years was employed by the Company as an executive officer;
●
is a partner, controlling shareholder, or an executive officer of any organization to which the Company made, or from which the Company received, payments for property or services in the current or any of the past three years that exceed 5% of the recipient’s consolidated gross revenues for that year, or $200,000, whichever is greater, other than investments in the Company’s securities, or payments under non-discretionary charitable contribution matching programs;

●	is employed as an executive officer of another entity where at any time during the past three years any executive officer of the Company served on the Compensation Committee of the other entity; or
●
is a current partner of the Company’s outside audit firm, or was an employee or partner of the Company’s outside audit firm who worked on the Company’s audit at any time during any of the past three years.

Nasdaq and our director independence requirements are designed to increase the quality of board oversight and to lessen the possibility of conflicts of interest.  None of our independent directors (and our nominee to fill one of those positions) has any material relationship with the Company, and neither Nasdaq nor management views ownership of our stock, even if a significant amount, which is not the case with our independent directors, by itself, as a bar to independence.  Each of Messrs. Peter D. Fischbein, Robert Trause and Kenneth J. Bock, nominee to replace the retiring Alexander Bienenstock, is “independent” under the rules, guidelines and standards of the SEC, Nasdaq and our corporate governance policies.

Meetings During 2008

The board met 11 times during 2008, and, in addition, adopted resolutions by unanimous written consent on three separate occasions.  All directors participated at the meetings, either present in person or by telephone conference.

The Company’s policy is to encourage all of its board members to attend the annual meeting of shareholders.  The annual meeting of the board of directors typically follows immediately after the annual shareholders’ meeting to facilitate the board members’ attendance at both such meetings.  All of the directors, except Mr. Bienenstock, attended last year’s annual shareholders’ meeting in person and are anticipated to do so at this year’s annual shareholders’ meeting.

Our board and management have a commitment to sound and effective corporate governance practices.  The Company has established and maintains a Compliance Program to detect and prevent violations commonly known in the healthcare industry as “fraud and abuse” laws.  It also has established a Code of Ethics and Business Conduct.  See “Code of Ethics” below.

Board Committees

The board of directors has three standing committees: an Audit Committee, a Compensation Committee, and a Nominating Committee.  Their responsibilities, procedures, purposes and administration are set forth in their respective charters, each of which is available on our corporate website at www.dialysiscorporation.com under “Investor Relations.”  We will provide a copy of these charters without charge to any shareholder upon written request addressed to our corporate Secretary, Joshua M. Jaffe, Esq., Jaffe & Falk, LLC, 777 Terrace Avenue, Hasbrouck Heights, New Jersey 07604, or by email, jmj@jaffefalkllc.com.  Each Committee annually reviews and assesses its charter, and recommends proposed modifications to its charter to the board of directors for approval.  Each Committee has the authority to retain independent advisors and consultants, with all fees and expenses to be paid by the Company.  The members of our Audit, Compensation and Nominating Committees are as follows:

Non-Employee Director	Audit	Compensation	Nominating
Alexander Bienenstock (1)	Chair	Member	Member
Robert W. Trause	Member	Member	Chair
Peter D. Fischbein	Member	Chair	Member
_____________

(1)
Nominee Kenneth J. Bock, assuming his election to the board, will replace Alexander Bienenstock, who is retiring effective as of the annual meeting of shareholders.  See “Proposal No. 1: Election of Directors” and “Information About Directors and Executive Officers.”

Compensation Committee

Our Compensation Committee has the responsibilities, among others, to:

●
annually review and recommend to the board of directors for approval, the compensation and benefit arrangements for the CEO and senior management; the CEO may participate with the Compensation Committee in the review and approval of senior management compensation;

●
review and recommend to the board of directors for its adoption or amendment, the compensation and benefit plans and programs for other officers and key employees, including stock option or incentive compensation plans;

●	approve the terms and conditions of awards under such plans within the limits of each plan;
●	review and recommend to the board of directors the form and amount of director compensation;
●	approve our overall compensation strategy;
●	develop and approve the Compensation Committee Report; and
●	perform other duties assigned by the board of directors that are consistent with the Compensation Committee Charter, our by-laws, and governing law.

Typically, executive management, in particular, Stephen W. Everett, President and CEO of the Company, will make compensation recommendations, as well as the form of such compensation, for consideration by the Compensation Committee with the intent of keeping our executive officers’ compensation aligned with industry standards and our compensation philosophies.

The Compensation Committee met four times last year and adopted resolutions by unanimous written consent on one occasion.

The Committee’s report, which indicates it has reviewed and discussed the Compensation Discussion and Analysis with management, and its recommendations to the board for the Compensation Discussion and Analysis to be included in this proxy statement is set forth below under “Compensation Committee Report.”

Nominating Committee

As with the other committees, the Nominating Committee is made up of only independent directors, currently the same directors participating on the Audit and Compensation Committees.  The Nominating Committee Charter provides for the Nominating Committee to:

●	assist the board in identifying and evaluating individuals qualified for board membership;
●	recommend to the board nominees for directors for each annual meeting of shareholders; and
●	recommend directors for each committee.

The Nominating Committee has a policy to consider director candidates recommended from many sources, including, but not limited to, recommendations from shareholders, directors, whether management or non-management, executive officers, or third-party search firms.

Our by-laws provide our shareholders with the right to nominate persons for a directorship.  For the criteria for shareholder nominations see “Information About Directors and Executive Officers – Other Nominees” above.

Any director candidate, from whatever recommendation source, is considered and evaluated by the Nominating Committee using generally the same criteria and methods, although those criteria and methods are not standardized and may vary from time to time.  These criteria include, among others, education, experience, leadership qualities, integrity, and most importantly the ability to contribute to the board, the Company and our shareholders.

The process of evaluating nominees includes, among others:

●	discussions with the recommender;
●	due diligence checks of the nominee;
●	interviews with the nominee; and
●	needs of the board.

The Nominating Committee met twice last year.

Audit Committee

In accordance with Nasdaq Stock Market rules, the Company has an Audit Committee consisting of three members, all of whom have the requisite sophistication and independence as defined in those rules (Nasdaq Market Place Rules 5605(a)(2) and 5605(c)) and who meet the criteria of independence set forth in Rule 10A-3(b)(1) under the Exchange Act, have not participated in the preparation of the Company’s financial statements at any time during the past three years, and are able to read and understand fundamental financial statements, including the Company’s balance sheet, income and cash flow statements.  Alexander Bienenstock, Chairman of the Audit Committee, until his retirement effective at this annual meeting of shareholders, has experience in finance and accounting, which was the basis for the board’s determination that Mr. Bienenstock is an “audit committee financial expert” as defined in Item 407(d)(5) of Regulation S-K under the Exchange Act.  Kenneth J. Bock, the nominee for directorship vacated by Mr. Bienenstock, has extensive experience in finance and investment banking, was recently CEO of a $1 billion proprietary risk portfolio company, and holds an MBA with a concentration in finance from New York University, qualifying him to be the new Chairman of the Audit Committee and “audit committee financial expert.” The designation of Mr. Bock as the audit committee financial expert does not impose upon him any duty, obligation or liability that is greater than any duty, obligation or liability imposed on any member of the Audit Committee and board of directors, nor is he deemed to be an expert for any other purpose, including without limitation, for purposes of Section 11 of the Securities Act.  See “Information About Directors and Executive Officers” above.

The Audit Committee provides assistance to the board in fulfilling its responsibilities to shareholders and the investment community relating to accounting, reporting practices, the quality and integrity of our financial reports, our processes to manage business and financial risks, and surveillance of internal controls and accounting and auditing services.  The Audit Committee Charter specifies:

●	the scope of the Audit Committee’s responsibilities;
●	how the Audit Committee carries out those responsibilities; and
●	structure, processes and membership requirements.

The Audit Committee does not prepare financial statements or perform audits, and its members are not auditors or certifiers of the Company’s financial statements.  The Audit Committee reviews the Company’s financial reports and other financial information, and also reviews, among other areas, our systems of controls regarding finance and accounting that management and the board has established, our independent auditors’ qualifications and independence, the efficiency of our auditing, accounting and financial reporting processes, and our budget.  The Audit Committee has the direct responsibility for the appointment, oversight and compensation of our independent auditors.  The Audit Committee also pre-approves all audit and non-audit services provided by our independent auditors.  The Audit Committee met five times in 2008, and only one member missed one meeting.

Conflict of Interest

Our Code of Ethics requires our officers, directors and employees to make a commitment that the best interests of our Company are foremost in their minds and actions.  Accordingly, the Code of Ethics prohibits such persons from becoming involved in any conflict of interest with our Company.  Similarly, the Code of Ethics cautions against misuse of corporate opportunities.  Our officers and directors owe a duty to the Company and its shareholders to advance the Company’s business interests, and are prohibited from using corporate information, property, or positions for personal gain or otherwise competing with the Company.

To avoid any conflict or appearance of a conflict, board decisions on certain matters of corporate governance are made solely by our independent directors.  These include, among others, conflicts of interest, related party transactions, executive compensation and board nominations.

Related Party Transactions

Review and Approval of Transactions with Related Parties

The independent directors, in particular, the Audit Committee, have written policies and procedures for review, approval and monitoring of transactions involving the Company and any “related persons” (executive officers, directors, their immediate family members, or shareholders who own 5% or more of our common stock) that meet the minimum threshold required by the SEC for disclosure, to wit, $120,000.

Policy

Approval of a related party transaction is obtained only if the transaction is in the best interest of the Company.  In reviewing any such related party transaction, the Committee will consider all relevant factors, including, as applicable:

●	the basis and rationale for considering and entering into the transaction;
●	alternatives to the related party transaction;
●
whether the transaction is on terms at least as favorable as would be obtained from unaffiliated third parties; if an employment relationship is involved, then whether any such arrangement is available to employees generally;

●	the potential for the transaction to lead to an actual or apparent conflict of interest, and whether there are any safeguards that could be imposed to prevent any conflict of interest;
●	the overall fairness of the transaction to all parties concerned, including our shareholders; and
●	related party transactions are strictly construed and would have to significantly further the interest of and be a benefit to the Company and its shareholders.

The Audit Committee periodically monitors any related party transaction to ensure that there are no new circumstances that would lend themselves to amending or terminating the transaction.

Procedures

●	disclosure of any potential related party transaction to the Audit Committee (the source could be the related party, any member of the board, or any executive officer);
●
if any member of the Audit Committee appears to have a conflict or is otherwise involved in the transaction, such member would be recused from any deliberations and decisions relating to the transaction; and

●	related party transactions should be approved in advance; but if not practicable, must be ratified as promptly as possible.

Related Party Transactions in 2008 to Date

During fiscal 2008 and to date, there were no material transactions between the Company and related parties.  There are limited lease arrangements between certain of our medical directors or their associations and certain of our subsidiaries for leasing those subsidiaries’ dialysis facilities.  Our medical directors are independent contractors and not employees.  These leasing arrangements are reported in our annual report on Form 10-K for the year ended December 31, 2008, which report accompanies this proxy statement.

Code of Ethics

The Company has a Code of Ethics and Business Conduct to continue its tradition of adhering to rigorous standards of ethics and integrity.  The Code of Ethics applies to all our employees as well as to our principal executive officers, principal financial officer, and persons performing similar functions.  See “Conflict of Interest” above.  The Code of Ethics is reviewed and updated as necessary, and was updated in September, 2007.  The policies contained in our Code of Ethics must be strictly adhered to.  Exceptions are not normally allowed.  Any executive officer or director who seeks a waiver of any provision of our Code of Ethics must apply to the board, and any such waiver would have to be detailed in a current report on Form 8-K filed with the SEC.  Our Code of Ethics is posted on our website at www.dialysiscorporation.com under the caption “Investor Relations – Corporate Governance.”  We will also provide to any person, without charge, upon request, a copy of our Code of Ethics by contacting our corporate Secretary, Joshua M. Jaffe, Esq., at Jaffe & Falk, LLC, 777 Terrace Avenue, Hasbrouck Heights, New Jersey 07604, telephone number (201) 288-8282 or email, jmj@jaffefalkllc.com.

Shareholder Communications with the Board of Directors

The board of directors has a process for security holders to send communications to it or any member of the board, which includes:

●	email to Thomas K. Langbein, the Chairman of the Board of Directors, at TLangbein@dialysiscorporation.com;
●	mail to any member of the board, c/o Dialysis Corporation of America, either at 1302 Concourse Drive, Suite 204, Linthicum, Maryland 21090, or 777 Terrace Avenue, Hasbrouck Heights, New Jersey 07604;
●	fax to Thomas K. Langbein, the Chairman of the Board of Directors, (201) 288-8208;
●	email to counsel to the Company, Jaffe & Falk, LLC, attention Joshua M. Jaffe, Esq., who is also the Secretary to the Company, at jmj@jaffefalkllc.com; and
●	by telephone, Thomas K. Langbein at (201) 288-8222, or Joshua M. Jaffe at (201) 288-8282.

Any such communication shall be directed to the appropriate director or directors as requested by the shareholder, unless such communication is in the nature of advertising, promotion of products or services, or potentially offensive material.  Concerns relating to accounting, internal control over financial reporting, or auditing matters will be forwarded to the Chairman of the Audit Committee, and will be handled in accordance with procedures established by the Audit Committee with respect to such matters.

The board welcomes shareholders’ views, recommendations, and input of any reasonable nature.

COMPENSATION DISCUSSION AND ANALYSIS

Overview

As an outpatient kidney dialysis treatment company, our long-term success depends on our ability to provide quality patient care, and to develop and expand our dialysis facilities in existing and new geographic areas.  To achieve these goals, it is critical that we be able to attract, motivate, and retain experienced and talented individuals at all levels of our organization who are committed to the Company’s core values, excellence in operations and patient care, integrity and respect for the communities in which we are located and the people with whom we interact each day.

This section of the proxy statement explains how our compensation programs are designed and operate in practice with respect to our executive officers, who are named in the compensation tables of our proxy statement as the “Named Executive Officers.”  The Named Executive Officers are listed along with their compensation in the Summary Compensation Table below.

Compensation Philosophy and Objectives

Compensation of Named Executive Officers is determined by the Compensation Committee based primarily on motivating and appropriately awarding our executive officers as well as aligning such compensation with annual and long-term performance and interests of shareholders.  Compensation considerations include:

●	performance, individually and as a team-member;
●	roles and responsibilities;
●	overall contribution to DCA, and encouragement and recognition of career growth;
●	competitiveness with other business opportunities;
●	experience, skills and talents;
●	providing incentives that encourage retention of our executive officers;
●	improvement of the Company’s performance; and
●	comparisons to benchmark companies.

We believe that our compensation philosophy furthers our Company objectives and rewards our executive officers appropriately.  Compensation levels are monitored by our Compensation Committee and executive management to ensure they meet our objectives and are competitive. The Committee applies these philosophies in selecting compensation elements.

In February, 2009, we entered into written employment agreements effective January 1, 2009, with four executive officers, with three-year terms through December 31, 2011.  See “Analysis of Executive Compensation” below.  Our President and CEO, Stephen W. Everett, has a five-year agreement ending January 2, 2011 (the “Everett Employment Agreement”).

Management’s Role in the Compensation Process

Mr. Everett plays a role in the compensation process, the most significant aspects being:

●	recommending to the Compensation Committee base salary levels, annual bonus awards, and long-term participation levels for the Named Executive Officers and senior management;
●	outlining performance and progress in meeting Company objectives; and

●	conferring, on occasion, with the Chairman of the Board with respect to salary levels and bonuses for employees, management and executives.

Mr. Everett prepares performance and compensation information for certain of the Compensation Committee meetings and attends portions of those meetings to clarify positions and answer questions relating to compensation issues.

Compensation Decisions

Compensation decisions are usually made in the first quarter of the fiscal year, at the time the financial information concerning the past fiscal year’s performance becomes available.  There are occasions when base salary considerations and cash and non-cash compensation are determined at the annual meeting of the board, which normally follows immediately after the annual shareholders’ meeting.

At the first quarter Compensation Committee meeting, the performance of the Named Executive Officers for the previous fiscal year is evaluated, and annual bonuses and equity awards are considered.  Additionally, base salaries may be established or modified for the coming year.  The Compensation Committee also reviews executive compensation and benefits for reasonableness and cost-effectiveness.  Compensation decisions are made in executive session of the Compensation Committee, without management present, and its recommendations are made to the full board for approval and implementation.  The board consists of the Chairman, the President and CEO, and the Compensation Committee, which Committee comprises the majority of the board.

Elements of Compensation

We attempt to attract, motivate and retain experienced and talented individuals as our executive officers by offering a balanced mix of compensation that includes the following key elements:

●	annual base salary;
●	potential annual cash bonus, based on corporate and individual performance;
●	longer-term equity awards; and
●	certain other benefits (perquisites).

Cash compensation is primarily base salary.  We do not target any specific relation between an executive’s cash and non-cash compensation.  However, our executives have the potential to earn a portion of their total compensation from equity compensation.  Our only formal equity compensation program was the 1999 Stock Incentive Plan of Dialysis Corporation of America, hereinafter referred to as the 1999 Incentive Plan, which expired on April 20, 2009, and provided for the grant of stock options and restricted stock awards.  On April 8, 2009, the board of directors adopted a similar but more expansive plan, the 2009 Omnibus Incentive Plan.  For details of the 2009 Omnibus Incentive Plan, its administration, participant eligibility, the nature of the awards, and other information, reference is made to “Proposal No. 2: Approval and Adoption of the Dialysis Corporation of America 2009 Omnibus Incentive Plan.”  Since the ultimate value of the equity awards depends to a great extent on our Company’s success, these awards provide executive officers continuing incentives to increase stockholder value.  The equity grants are geared toward providing compensation if the Company’s stock maintains its value, and reflects increased compensation if the Company’s stock increases in value from the date of grant.  Unfortunately, due to the global economic downturn in 2008 and continuing to date, our stock price has declined, although our operations continue to grow and financial condition remains strong.  We believe this mix, including equity compensation awards, helps achieve an appropriate balance between short- and long-term performance and value objectives.  See “Bonuses” below.

Our equity compensation awards also reinforce our ability to retain executive officers, since, whether the awards are options or stock, they typically vest in equal amounts over a period of five years, and generally require the executive officer to then be affiliated with the Company.

We have no requirement that an executive officer own any specific percentage of our common stock.

Base Salaries

We provide our Named Executive Officers with base salaries to compensate them for services during the year.  The Compensation Committee determines base salaries for each Named Executive Officer by evaluating his or her responsibilities and performances, experience, internal pay relationships, and contributions to the Company’s performance.  It also considers each executive officer’s leadership, retention considerations and the competitive market for executive talent.  The Compensation Committee has done a comparison of executive salaries with peer group companies in the healthcare industry, since limiting an analysis of compensation for executives to other public dialysis companies is not realistic since those dialysis companies are significantly larger, with other areas of operations and have substantially more resources, human and financial.  The public healthcare benchmark companies include NxStage Medical, Inc., Odyssey Healthcare, Inc., LCA-Vision, Inc. and U.S. Physical Therapy, Inc.  We are not as large as these benchmark companies.  No one compensation objective, criterion or performance factor is the basis for the Compensation Committee’s recommendations to the board of directors.  The Committee evaluates all the relevant factors and evaluates both corporate and individual performance, in addition to consideration of competitive compensation packages.  Based on the above criteria, we consider our executive officers’ base salary within reasonable and acceptable range.

Executive officers’ salaries may be adjusted upon any change in such person’s responsibilities, or other circumstances that would justify such a change.

The 2008 base salaries for our Named Executive Offers were: Stephen W. Everett, $295,000; Andrew J. Jeanneret, $208,000; Thomas Carey, $160,000; Joanne Zimmerman, $160,000; and Daniel R. Ouzts, $160,000.  In view of the difficult global economy, but cognizant of the growth in Company operations and revenue, the executives’ establishment of strategies and formulating operating plans, and the singular incentive plan, recently expired, with only one award granted to a Named Executive Officer in 2008, the Compensation Committee applied its compensation philosophy and objectives and balanced the elements of compensation to provide limited salary increases and cash bonuses.  For 2009, the Compensation Committee set base salaries as follows: Mr. Everett, $325,000; Mr. Jeanneret, $220,000; Mr. Carey and Ms. Zimmerman, each at $180,000; and Mr. Ouzts, $170,000.  Bonuses for 2008, paid in 2009, were: $50,000 to Mr. Everett; $15,000 each to Mr. Jeanneret, Mr. Carey and Ms. Zimmerman; and $10,000 to Mr. Ouzts.  See “Summary Compensation Table” below.

Analysis of Executive Compensation

Assessment of performance and establishing and analyzing different levels of executive compensation takes great effort and evaluation.  Management and the Compensation Committee have no formula and employ all of the criteria and compensation philosophy and objectives discussed under “Compensation Discussion and Analysis.”  Assessment of these qualitative factors necessarily involves subjective determinations by the Compensation Committee, management and the board of directors.

In establishing the compensation to Mr. Everett as provided for in the Everett Employment Agreement, the Compensation Committee assessed the following factors:

●	performance of the Company;
●	increase, if any, in total return to stockholders;
●	progress toward implementation of the Company’s strategic business plan;
●	expertise;
●	market knowledge; and
●	decision making and other leadership capabilities.

The performance of the Company is measured by, among other things, the development of the Company’s business, financial performance, clinical results and operating efficiencies.

The Compensation Committee initially established Mr. Everett’s base salary at $275,000 at its commencement in 2006, to increase by no less than $10,000 per year, which increase was effected in both 2007 and 2008, with a $30,000 increase effective for 2009.

Mr. Everett’s employment agreement also provided for the grant of 40,000 shares of common stock, of which 10,000 shares vested in January, 2006, the effective date of the employment agreement.  The remaining 30,000 shares were performance based (up to 10,000 shares per year), none of which were earned.

In 2008, two option grants were made, one option for 50,000 shares to Andrew J. Jeanneret, Vice President, Finance and CFO, and a second option for 10,000 shares to a key employee.  Each option is exercisable for five years at $12.18 per share, and each vests in equal increments of 25% every 12 months commencing February 28, 2009.  The grantees must be affiliated with the Company at the time of vesting.  See “Summary Compensation Table,” “Outstanding Equity Awards at Fiscal Year End – 2008,” “Option Exercises and Stock Vested in 2008,” and “Beneficial Ownership of the Company’s Securities” below.

In February, 2009, the Company entered into three year employment agreements effective January 1, 2009, terminating on December 31, 2011, with its four executive officers, Messrs. Andrew J. Jeanneret, Vice President, Finance and CFO, Thomas Carey, Vice President, Operations, Daniel R. Ouzts, Vice President, Finance and Treasurer, and Ms. Joanne Zimmerman, Vice President, Clinical Services and Compliance Officer.  These agreements memorialized the arrangements under which these officers were employed over the years.  See “Information About Directors and Executive Officers” above.  They each received minimal salary increases and bonuses in February, 2009, primarily based upon the growth in Company revenues, their experience, skills and expertise, their loyalty, dedication to and years with the Company, and the need for the Company to remain competitive in the marketplace.

The executive employment agreements also provide:

●	participation in benefit plans and programs available to other senior executives;
●	reimbursement for business expenses;
●	indemnification for services to the Company;
●
non-competition with the Company during the term of the employment agreement and for a period of one year after termination, which includes not diverting business from or soliciting any officers, directors, employees, suppliers, physicians or others, away from or terminating their relationships with the Company;

●	restrictions regarding confidential and proprietary information; and

●	severance payments (see below under “Termination Payments”).

Bonuses

We provide our executive officers with incentives in the form of cash, equity awards to recognize and reward extraordinary efforts and achievements in positively influencing Company results and enhancing shareholder value.  Such may arise based upon an executive officer’s extraordinary efforts in accomplishing expansion, facility development, acquisitions, increasing patient census, market share and similar events, or significant efforts and leadership in that officer’s segment of operations.  These situations and extent of awards are evaluated on a case by case basis.

We have one incentive plan, the 2009 Omnibus Incentive Plan (which will replace our previous 1999 Incentive Plan) which we are presenting for shareholder approval (see “Proposal No. 2: Approval and Adoption of the Dialysis Corporation of America 2009 Omnibus Incentive Plan”), the purpose of which is to advance the interests of the Company and its stockholders by providing a means by which the Company is able to attract, retain and reward competent, talented and experienced officers, directors, consultants, key employees, advisors, and others with an opportunity to participate in the increased value of the Company which their efforts, initiative and skills helped and will help to produce.  The granting of equity awards under the 2009 Omnibus Incentive Plan encourages these persons to have a proprietary interest in the Company and thus provide their continued efforts and talents to the Company.

Bonuses are not guaranteed.  Over the years, different groups of key employees, officers and directors received options at different times.  The option granted to Thomas P. Carey for his appointment as Vice President of Operations in April, 2007 was the first option grant since 2004.  Similar options were granted in February, 2008 to Andrew J. Jeanneret for his promotion to Chief Financial Officer, and to one key employee.  In January, 2008, 13,500 restricted stock awards were granted to 12 key employees (1,000 shares cancelled due to a termination), and 5,000 registered stock awards were granted to the three independent directors and the Chairman of the Board in February, 2009.  See “Information About Directors and Executive Officers – Compensation of Directors” above, and “Beneficial Ownership of the Company’s Securities” below.

An aggregate of $105,000 in cash bonuses were accrued for five of our executive officers in 2008 and paid in February, 2009.  Bonuses of $5,000 each for our independent directors and $10,000 for our Chairman of the Board of Directors were accrued in 2008 and paid in February, 2009.  The independent directors also received 1,000 shares each and the Chairman of the Board received 2,000 shares in February, 2009.  See “Information About Directors and Executive Officers – Compensation of Directors” above, and “Summary Compensation Table” below.

Benefits

To attract and retain talented and experienced officers and employees, the Company offers health and life insurance programs, as well as a 401(k) plan.  The only benefit programs offered to certain executive officers, either exclusively or with terms different from those offered to other employees, include the following:

●	automobile allowance;
●	premiums for medical and dental insurance in excess of normal employee paid portion of premiums; and

●	premiums for voluntary life insurance and long-term disability insurance for our President and CEO and Chief Financial Officer.

For details see the “Summary Compensation Table.”

The Company provides no other perquisites to its executive officers.

Termination Payments

The Company has no formal severance agreements, except for certain termination payments under its employment agreements with executive officers which include.

●
upon the death or disability, termination by the Company without cause, or by the executive officer for good reason, the Company shall pay (if death, to any designated beneficiary in equal increments over 12 months from termination, except under the Everett Employment Agreement a lump sum) including:

	(i)	any portion of base salary and bonus, if any, due and payable to the date of termination;
	(ii)	one year’s base salary as of the date of termination;
	(iii)	any reimbursable expenses incurred to the date of termination;
	(iv)	non-forfeitable benefits; and
	(v)	any vested restricted stock grants not yet issued.

With respect to disability (defined as the officer’s inability to perform his or her duties and responsibilities for a period of no less than 13 consecutive weeks for Stephen W. Everett, and eight consecutive weeks for the other executive officers, as a result of physical or mental illness or injury), the Company’s obligation for payments as detailed above is reduced by any disability payments and benefits received and to be received by the officer pursuant to such disability.

●	termination for cause; the Company’s only obligation shall be a payment for any unpaid base salary and bonus, if any, to the date of termination;
●	change in control;
(i)
payment same as subparagraphs (i) to (v) above, except with respect to subparagraph (ii), the base salary (at the time of termination) payment shall be two years for Mr. Everett and one year for the other executive officers;

(ii)
payment only on condition that either the executive officer chooses not to continue in any capacity or affiliation with the acquiring or surviving company (including other parties affiliated or associated with the acquiring or surviving company), or the acquiring or surviving party does not wish to continue any affiliation or association with the executive officer; and

(iii) accelerated vesting of any equity awards then owned and not vested.

The Company considers these termination payments to be reasonable and appropriate, and as to accelerated vesting, such is a customary component of termination in equity award provisions.

A change in control of our Company also provides acceleration in any other outstanding non-vested equity awards.

Management believes termination and change in control protection is beneficial by allowing management to focus on the Company’s business without distractions that could result from a change in control, as well as maximizing shareholder value by encouraging management to objectively evaluate any proposed transaction to ensure it is in the best interests of shareholders.

The following table describes potential payments or expenses to be incurred upon termination for the Named Executive Officers under each of the various separation situations.  The table assumes that the termination is based on current salaries and expenses.

	Termination by Executive with Good Reason or by Company w/o Cause		Change in Control (1)			Death of the Executive		Disability of the Executive

Stephen W. Everett
Base Salary		$325,000		$650,000	(2)		$325,000		$265,000	(3)
Restricted Stock or Options	$	---	$	---		$	---		$0
Benefits and perquisites (4)		$18,247	$	---		$	---		$18,247

Andrew J. Jeanneret
Base Salary		$220,000		$220,000	(5)		$220,000		$220,000	(3)
Restricted Stock or Options	$	---		$131,417	(6)	$	---	$	---
Benefits and perquisites (4)		$15,562	$	---		$	---		$15,562

Thomas P. Carey
Base Salary		$180,000		$180,000	(5)		$180,000		$150,000	(3)
Restricted Stock or Options	$			$178,493	(6)	$		$
Benefits and perquisites(4)		$5,678	$	---		$	---		$5,678

Joanne Zimmerman
Base Salary		$180,000		$180,000	(5)		$180,000		$(3)
Restricted Stock or Options	$			$14,000	(6)	$		$
Benefits and perquisites(4)		$14,490	$	---		$	---		$14,490

Daniel R. Ouzts
Base Salary		$170,000		$170,000	(5)		$170,000		$140,000	(3)
Restricted Stock or Options	$			$14,000	(6)	$		$
Benefits and perquisites(4)		$1,794	$	---		$	---		$1,794

_____________

(1)
For a definition of change in control, reference is made to “Proposal No. 2: Approval and Adoption of the Dialysis Corporation of America 2009 Omnibus Incentive Plan – Summary of the Terms of the 2009 Incentive Plan” above.

(2)	Receives two years’ base salary.

(3)
Disability payment obligation is one year’s base salary less any payments received pursuant to such disability.  Above table assumes $5,000 monthly ($60,000 for one year) for Stephen Everett and Andrew J. Jeanneret and $5,000 monthly for six months ($30,000 total) for the other Named Executive Officers disability benefits under disability insurance policies for which the Company pays the premiums.

(4)	Represents premiums payable under insurance plans paid for by the Company.

(5)	Receives one year base salary.

(6)
Non-vested options and stock awards accelerate upon change-in-control.  Represents market value of unvested stock grants and unamortized balance of compensation for unvested stock options.  For details see “Summary Compensation Table,” “Grants of Plan-Based Awards – 2008,” “Outstanding Equity Awards at Fiscal Year End – 2008,” and “Beneficial Ownership of the Company’s Securities” below.

There are no other termination agreements with other management or key employees.  However, upon any change in control (see note (1) to the above table) the Chairman of the Board working with the Compensation Committee might well consider some severance arrangement of either or both cash and equity for executive management and key employees, as well as consultants, advisors, and independent directors, since the Company’s philosophy is to provide some measure of financial security to those persons who have worked hard and devoted themselves to the Company and its shareholders.  This is not only fair and reasonable, but encourages and motivates achievement for and on behalf of the Company.  There currently are no specific guidelines for any such potential severance compensation, but the compensation philosophies discussed in this section of Compensation Discussion and Analysis would be applicable.

Tax Implications of Executive Compensation

Section 162(m) of the Code places a limit of $1 million in compensation per year on the amount the Company may deduct with respect to each of its Named Executive Officers listed in the Summary Compensation Table below.  This limitation does not apply to compensation which qualifies as “performance-based compensation” as defined in the tax laws if the programs are approved by shareholders, as is the case with respect to the 2009 Omnibus Incentive Plan, and which meets other requirements.  While none of our Named Executive Officers had compensation in excess of $1 million, our policy is to qualify our incentive compensation programs for full corporate deductibility to the extent feasible and consistent with our overall compensation goals.  The Compensation Committee may recommend, and the board may approve for payment, compensation payments that are not fully deductible if, in their judgment, such compensation is necessary to achieve the Company’s compensation objectives as discussed herein, and to protect shareholder interests.

COMPENSATION COMMITTEE REPORT

The Compensation Committee (“we” or the “Committee”) has reviewed and discussed the Compensation Discussion and Analysis found in this proxy statement with management.  On the basis of that review and discussion, we recommended to the board of directors that the Compensation Discussion and Analysis be included in the Company’s proxy statement for its 2009 annual meeting of shareholders, which is incorporated by reference in the Company’s annual report on Form 10-K for the year ended December 31, 2008, each as filed with the SEC, and which annual report accompanies this proxy statement.

Submitted by the Compensation Committee of the Company’s board of directors.

Peter D. Fischbein, Chairman
Robert W. Trause
Alexander Bienenstock

Summary Compensation Table

The table below shows the information relating to compensation the Company paid or awarded in fiscal 2008 to its Chief Executive Officer, Chief Financial Officer, and its three other most highly compensated executive officers (the “Named Executive Officers”).

Name and Principal Position	Year	Salary($)		Bonus($)			Stock Awards($)			Option Awards($)		All Other Compensation($)		Total
(a)	(b)	(c)		(d)			(e)			(f)		(i)		(j)
Stephen W. Everett,	2008		$294,500		$50,000	(1)	$	---		$	---	$29,689	(2)	$374,189
President and CEO	2007		$286,565	$	---		$	---		$	---	$23,999	(3)	$310,564
	2006		$274,039		$100,000	(4)		$100,100	(5)	$	---	$11,871	(6)	$486,010

Andrew J. Jeanneret,	2008		$202,955		$15,000	(1)	$	---			$34,583	$22,167	(8)	$274,705
Vice President, Finance	2007		$76,285	$	---		$	---		$	---	$3,887	(9)	$80,172
and Chief Financial	2006	$	---	$	---		$	---		$	---	---		---
Officer (7)

Thomas P. Carey,	2008		$159,577		$15,000	(1)	$	---			$82,248	$11,647	(11)	$268,472
Vice President,	2007		$107,631	$	---		$	---			$58,259	$8,930	(12)	$174,820
Operations (10)	2006	$	---	$	---		$	---		$	---	---		---

Daniel R. Ouzts,	2008		$159,576		$10,000	(1)		$22,160	)(14)	$	---	$1,794	(15)	$193,530
Vice President, Finance,	2007		$148,461		$0			$22,160	(14)	$	---	$1,794	(15)	$172,415
and Treasurer (13)	2006		$102,116		$25,000	(4)		$22,160	(14)	$	---	$2,205	(15)	$151,481

Joanne Zimmerman,	2008		$159,577		$15,000	(1)		$22,160	(14)	$	---	$20,491	(16)	$217,228
Vice President,	2007		$150,035	$	---			$22,160	(14)	$	---	$17,257	(17)	$189,452
Clinical Services	2006		$127,210		$25,000	(2)		$22,160	(14)	$	---	$3,600	(18)	$177,970
_______________

(1)	Accrued in 2008 and paid in 2009.
(2)	Automobile expenses ($11,442) and medical, dental, life and long-term disability premiums ($18,247).
(3)	Automobile expenses ($8,858), and medical, dental, life and long-term disability insurance premiums ($15,141).
(4)	Accrued in 2006 and paid in 2007.
(5)	10,000 shares vested on January 3, 2006 , the effective date of the Everett Employment Agreement.
(6)	Automobile expenses ($9,045) and life insurance premiums ($2,826).
(7)	Mr. Jeanneret joined the Company in July, 2007 as Vice President of Finance. On February 29, 2008, he was promoted to Chief Financial Officer effective March 14, 2008.
(8)	Automobile expenses ($6,605) and medical, dental, life and long-term disability premiums ($15,562).
(9)	Automobile expenses ($1,776), and medical, dental and life insurance premiums ($2,111).
(10)	Mr. Carey joined the Company in April, 2007 as Vice President of Operations.
(11)	Automobile expenses ($5,969) and medical and dental insurance premiums ($5,678).
(12)	Automobile expenses ($3,654), moving expenses ($2,761), and medical and dental insurance premiums ($2,515).
(13)	Mr. Ouzts has been with the Company since 1983, and was Chief Financial Officer from 2005 until March 14, 2008. See Note (7) above.
(14)	2,000 shares each vested at December 31, 2006, 2007 and 2008.
(15)	Life insurance premiums.
(16)	Automobile expenses ($6,001) and medical and dental insurance premiums ($14,490).

(17)	Automobile expenses ($5,355) and medical and dental insurance premiums ($11,902).
(18)	Automobile expenses.

The following Grants of Plan-Based Awards – 2008 shows each Named Executive Officer’s annual and long-term incentive award opportunities granted for the fiscal year ended December 31, 2008.

Grants of Plan-Based Awards – 2008

		Estimated Future Payouts Under Equity Incentive Plan Awards					Exercise or Base Price of Option	Grant Date Fair Value of Stock and
Name	Grant Date	Threshold (#)	Target (#)		Maximum (#)		Awards ($/Sh)	Option Awards
(a)	(b)	(f)	(g)		(h)		(i)	(l)
Andrew J. Jeanneret,
Vice President, Finance
and Chief Financial
Officer	2/29/2008	0	50,000	(1)	50,000	(1)	$12.18	$166,000	(2)
_______________

(1)	Vests in equal increments of 12,500 shares every 12 months over four years having commenced February 28, 2009.
(2)	Fair value on date of grant was $3.32 per share based on Black-Scholes option pricing model.

Option Exercises and Stock Vested in 2008

The following table provides information concerning stock options exercised by and restricted stock vested for each Named Executive Officer during 2008.

	Option Awards			Stock Awards
Name	Number of Shares Acquired on Exercise(#)	Value realized on Exercise ($)		Number of Shares Acquired on Vesting (#)		Value Realized on Vesting ($)
(a)	(b)	(c)		(d)		(e)

Stephen W. Everett	---	$	---	---		$	---

Andrew J. Jeanneret	---	$	---	---		$	---

Thomas P. Carey	---	$	---	---		$	---

Daniel R. Ouzts	---	$	---	2,000	(1)		$14,000

Joanne Zimmerman	---	$	---	2,000	(1)		$14,000
_____________

(1)	8,000 shares of common stock granted. Vests in equal increments of 2,000 shares each December from 2006 to 2009.

Outstanding Equity Awards at Fiscal Year End – 2008

The following table sets forth the summary information regarding the outstanding equity awards made to our Named Executive Officers at December 31, 2008.

	Option Awards							Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Unexercisable		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
(a)	(b)		(c)		(d)	(e)	(f)	(g)	(h)	(i)	(j)

Stephen W. Everett	---		---		---	---	---	---	---	---	---

Andrew J Jeanneret	---		50,000	(1)	---	$12.18	2/28/13	---	---	---	---

Thomas P. Carey	12,500	(2)	37,500	(2)	---	$12.18	4/15/12	---	---	---	---

Daniel R. Ouzts	---		---		---	---	---	2,000	$14,000	---	---

Joanne Zimmerman	---		---		---	---	---	2,000	$14,000	---	---
_______________

(1)	Vests in equal increments of 12,500 shares at the end of every 12 months commencing on February 28, 2009 through 2012.
(2)	Vests in equal increments of 12,500 shares at the end of every 12 months commencing on April 15, 2008 through 2011.

Stock option and stock award agreements typically provide for acceleration of vesting in any change in control of our Company.  Also, any awardee must be affiliated with the Company at dates of vesting.

AUDIT COMMITTEE REPORT

The Committee acts within its written Audit Committee Charter.  The Audit Committee reviews and reassesses the adequacy of its Charter on an annual basis and based on its reassessment, the Audit Committee amended the Charter several times over the years, most recently in 2008.  The current Audit Committee Charter is available on the Company’s website at www.dialysiscorporation.com under “Investor Relations.”  The Audit Committee is charged with overseeing the accounting, reporting practices, and the quality and integrity of financial reports of the Company.  It also provides the policies and procedures for dealing with the review and approval of related party transactions.  See “Corporate

Governance – Related Party Transactions” above.  The ultimate responsibility for good corporate governance rests with the board of directors, whose primary roles are oversight, counseling and direction to the Company’s management in the best interests of our shareholders.

Management of the Company has the primary responsibility for the system and integrity of internal control over financial reporting, disclosure controls and procedures, and the financial reporting process.  Our independent auditors have the responsibility to express an opinion on the financial statements based on an audit conducted in accordance with the standards of the Public Company Accounting Oversight Board (United States) as well as auditing management’s assessment of internal control over financial reporting.  Our auditors also submit a detailed report to the Audit Committee which includes accounting policies used to prepare financial statements, effective accounting treatments, discussions with management, and the effectiveness of our internal controls.  The Audit Committee has the responsibility to monitor and oversee these processes.  In accordance with rules of the SEC and Nasdaq, our Audit Committee has ultimate authority and responsibility to interview, select, evaluate, compensate, and if necessary, replace our independent registered public accounting firm, currently MSPC Certified Pubic Accountants and Advisors, P.C.  The Company makes funds available to the Audit Committee for the retention of our independent auditors and the engagement of the Committee’s own independent advisors.

The Chairman of our Audit Committee was Alexander Bienenstock, an accountant and an attorney, retiring effective at this annual meeting of shareholders, and to be replaced by Kenneth J. Bock, who holds an MBA (concentration in finance) and has extensive experience in finance and executive management.  See “Information About Directors and Executive Officers” above.  However, the Audit Committee members are not professional accountants or auditors, and their functions are not intended to duplicate the performance of the auditors or the Company accountants.  The Audit Committee serves a board-level oversight role, in which it provides advice, counsel and direction to management and to the auditors on the basis of the information it receives, discussions with management and the auditors, and the experience of the Audit Committee’s members in business, financial and accounting matters.

The Audit Committee has an agenda for the year that includes, among other responsibilities, review of the Company’s financial statements, internal control over financial reporting, audit matters, and review, if necessary, of related party transactions.  The Audit Committee meets at least quarterly in executive session, and also meets or otherwise has discussions with our independent auditors, the Chief Financial Officer, and management, to review our interim financial results before the publication of our quarterly reports on Form 10-Q, to review our year end financial results before the publication of our annual report on Form 10-K, and our press releases relating to such reports and financial matters.  Management’s and the independent auditors’ presentations to and discussions with the Audit Committee cover various topics and events that may have significant financial impact and are the subject of discussions between management and the independent auditors.  The Audit Committee is responsible for establishing procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal control over financial reporting, or auditing matters, including the confidential, anonymous submission by our employees, received through established procedures, of concerns regarding questionable accounting or auditing matters.  We have not received any such complaints.

Our independent auditors provide the Audit Committee with the written disclosures and the letter required by Public Accounting Oversight Board’s Ethics and Independence Rule 3526, “Communications with Audit Committees Governing Independence,” and the Audit Committee discusses with the independent auditors and management our auditors’ independence.

In accordance with Audit Committee policy and the requirements of law, all services to be provided by MSPC Certified Public Accountants and Advisors, P.C., our independent registered public accounting firm, are pre-approved by the Audit Committee.  Pre-approval includes audit and audit related services, tax services, and other matters.  For fiscal 2008 our auditors provided audit, audit related and tax services, none of which compromised their independence.  See “Proposal No. 3: Ratification of the Appointment of the Independent Auditors.”  The Audit Committee Charter provides for two categories of pre-approval, one general and the other specific.  The Charter details the four categories of services and the individual and aggregate fee caps for each.  Any services which are not described in the general pre-approval or exceed the specified fee caps require specific pre-approval by the auditors from the Audit Committee.

The Audit Committee has reviewed and discussed the consolidated financial statements for fiscal year 2008 with management and with our independent auditors.  Management represented to the Audit Committee that the Company’s consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States of America.  MSPC Certified Public Accountants and Advisors, P.C., represented that their presentations included the matters required to be discussed with the independent auditors by Statement on Auditing Standards No. 61, as amended, “Communication with Audit Committees.”  This review included a discussion with management of the quality of the Company’s accounting principles, the reasonableness of significant estimates and judgments, and the disclosures related to critical accounting estimates.  In reliance on these reviews and discussions and the report of the independent auditors, the Audit Committee has recommended to the board, and the board has approved, the inclusion of the audited financial statements in the Company’s annual report on Form 10-K for the year ended December 31, 2008 as filed with the SEC and which annual report accompanies this proxy statement.

The Audit Committee and the board have also recommended for shareholder ratification the appointment of MSPC Certified Public Accountants and Advisors, P.C. as the Company’s independent registered public accounting firm for fiscal 2009.

The Audit Committee

Alexander Bienenstock, Chairman
Robert Trause
Peter D. Fischbein

March 27, 2009

The foregoing Report of the Audit Committee, the Compensation Committee Report, and the Performance Graph beginning on page 33 of our annual report on Form 10-K accompanying this proxy statement shall not be deemed to be “soliciting material” or to be filed with the SEC or subject to Regulation 14A under the Exchange Act, or to the liabilities of Section 18 of the Exchange Act.  Notwithstanding anything to the contrary set forth in any of our previous filings under the Securities Act, or the Exchange Act, that might incorporate future filings, including this proxy statement, in whole or in part, neither of the Reports nor the Performance Graph shall be incorporated by reference into any such filings, except to the extent the Company specifically incorporates it by reference in such filing.

BENEFICIAL OWNERSHIP OF THE COMPANY’S SECURITIES

The following table sets forth information as of April 17, 2009, the record date, with respect to the ownership of the common stock of the Company by (i) each person known to us to be the beneficial owner of more than 5% of our outstanding common stock, (ii) each of our directors and nominee, (iii) each of our Named Executive Officers (see the Summary Compensation Table under “Compensation Discussion and Analysis” below), and (iv) our directors and executive officers as a group.

	Amount and Nature of Beneficial Ownership
Name	Shares of Common Stock Beneficially Owned (1)		Percentage of Outstanding Shares Owned (%) (2)

Thomas K. Langbein (3)	1,460,611		15.2
Stephen W. Everett (4)	364,729	(5)	3.8
Andrew J. Jeanneret (4)	14,000	(6)	**
Thomas P. Carey (4)	26,500	(7)	**
Daniel R. Ouzts (8)	141,913	(9)	1.5
Joanne Zimmerman (10)	11,000	(9)	**
Peter D. Fischbein (3)*	161,871	(11)	1.7
Robert W. Trause (3)*	29,500	(12)	**
Alexander Bienenstock (3)*	7,000	(12)	**
Kenneth J. Bock+	---		---
All directors and executive
officers as a group (9 persons)	2,217,124	(13)	23.0
Other 5% owners:
Wellington Management Company,
LLP (14)	634,745		6.6
Joint Filing Agreement for
Deerfield Group: (15)	546,960		5.7
_______________

*	Member of the Audit, Nominating and Compensation Committees
**	Less than 1%
+	Nominee
(1)
A person is deemed to be the beneficial owner of securities that can be acquired by that person within 60 days from the above date the information concerning common stock ownership is provided, including, but not limited to, the exercise of options.

(2)
Based on 9,594,368 shares of common stock outstanding at April 17, 2009.  Each beneficial owner’s percentage ownership is determined by assuming any options held by such person (but not options held by any other person) and which are exercisable within 60 days of April 17, 2009, have been exercised and are outstanding only as to that person.  See note (1) above.

(3)	The address of such person is c/o Dialysis Corporation of America, 777 Terrace Avenue, Hasbrouck Heights, NJ 07604.
(4)	The address of such person is c/o Dialysis Corporation of America, 1302 Concourse Drive, Suite 204, Linthicum, MD 21090.
(5)	Includes 136,116 shares of common stock held by his wife.
(6)
Includes: (i) 1,500 shares of common stock of the Company held in his IRA account; and (ii) 12,500 shares of common stock of the Company obtainable upon exercise of an option for an aggregate of 50,000 shares of common stock, at $12.18 per share through February 28, 2013.  Does not include the balance of the option for 37,500 shares of common stock, which option vests in equal increments of 12,500 shares on February 28, 2010, 22011 and 2012.  Mr. Jeanneret must be affiliated with the Company at the time of vesting, which vesting accelerates upon certain business combinations or a change in control of the Company.

(7)
Includes: (i) 1,500 shares of common stock of the Company; and (ii) 25,000 shares of common stock of the Company obtainable upon exercise of an option for an aggregate of 50,000 shares of common stock, at $12.18 per share through April 15, 2012.  Does not include the balance of the option for 25,000 shares of common stock, which option vests in equal increments of 12,500 shares on April 15, 2010 and 2011.  Mr. Carey must be affiliated with the Company at the time of vesting, which vesting accelerates upon certain business combinations or a change in control of the Company.

(8)	The address of such person is c/o Dialysis Corporation of America, 2337 West 76th Street, Hialeah, FL 33016.
(9)
Does not include 2,000 shares of common stock granted under a stock award in June, 2006, vesting at December 31, 2009.  Awardee must be affiliated with the Company at the time of vesting.  Award provides for acceleration of vesting upon certain business combinations or a change in control of the Company.

(10)	The address of such person is c/o Dialysis Corporation of America, 214 Senate Avenue, Suite 300, Camp Hill, PA 17011.
(11)
Includes: (i) 87,565 shares held by Mr. Fischbein individually; (ii) 63,308 shares held jointly with his wife; (iii) 4,998 shares held in trust for the benefit of his majority-age daughter for which Mr. Fischbein serves as sole trustee; and (iv) a vested non-qualified option exercisable for 5,000 shares of common stock through June 6, 2009 at a $4.02 per share.  Does not include: (a) 112,586 (1.2%) shares of common stock held by his wife, who is economically independent and maintains a separate brokerage account with respect to these shares; and (b) 68,000 shares held in trust for the benefit of Mr. & Mrs. Fischbeins’ minority age son, with Mr. Fischbein’s wife serving as the sole trustee.  Mr. Fischbein has no voting or dispositive power with respect to the common stock referred to in parts (a) and (b) above, and, accordingly, Mr. Fischbein disclaims beneficial interest in those shares of common stock.

(12)	Includes a vested non-qualified option exercisable for 5,000 shares of common stock through June 6, 2009 at a $4.02 per share.
(13)
Includes vested: (i) non-qualified options exercisable for 15,000 shares of common stock through June 6, 2009 at $4.02 per share; and (ii) two incentive options, each for 50,000 shares of common stock, one vested and exercisable for 25,000 shares of common stock through  April 15, 2012, and one exercisable for 12,500 shares of common stock through February 28, 2013, each exercisable at $12.18 per share. See notes (6), (7), (11) and (12) above.  Does not include the non-vested portion of the two incentive options for an aggregate of 62,500 shares of common stock.  See notes (6) and (7) above.

(14)
Reflects information in Schedule 13G filed with the SEC on February 12, 2008, representing ownership at December 31, 2008.  Wellington Management Company LLP is an investment advisor; securities owned by clients of Wellington Management Company.

(15)
Reflects information on Schedule 13G filed with the SEC on February 12, 2009, representing ownership at December 31, 2008.  Includes James E. Flynn (US Citizen), Deerfield Capital, L.P., Deerfield Special Situations Fund, L.P. (each Delaware limited partnerships), Deerfield Management Company, L.P. (New York limited partnership), and Deerfield Special Situations Fund International Limited (British Virgin Island corporation).  James E. Flynn has shared voting and dispositive power to all the shares (188,154 shares by Deerfield Capital, L.P. and Deerfield Special Situations Fund, L.P., and 358,806 shares by Deerfield Management Company, L.P. and Deerfield Special Situations Fund International Limited).

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our directors, executive officers and 10% shareholders to file reports with the SEC, the Nasdaq Stock Market and our Company, indicating their beneficial ownership of common stock of the Company and any changes in their beneficial ownership.  As a matter of practice our counsel usually assists the officers and directors in preparing and filing the beneficial ownership reports and reporting changes in beneficial ownership.  The rules of the SEC require that we disclose failed or late filings of reports of Company stock ownership by our directors and executive officers.  To the best of our knowledge, and based solely on review of such forms filed with the Company, all beneficial ownership reports by these reporting persons for the year 2008 were filed on a timely basis.

OTHER BUSINESS

Management is not aware of any other business to be presented for action at the annual meeting other than the three proposals of management as disclosed in this proxy statement.  If, however, any other business should be properly brought before the annual meeting, those persons named in the accompanying proxy will vote proxies and act according to their best judgments in view of the conditions then prevailing, unless you direct them to do otherwise in your proxy.

OTHER MATTERS

Availability of Annual Report

The Company is including with this proxy statement a copy of its annual report on Form 10-K for the year ended December 31, 2008, which has been filed with the SEC.  Portions of this proxy statement have been incorporated by reference into the annual report, particularly Part III of such annual report.  The Company will furnish to any shareholder upon request any exhibits in the exhibit list of the annual report upon payment of reasonable fees relating to the furnishing of such exhibits.  Requests for copies should be directed to our corporate Secretary, Joshua M. Jaffe, Esq., Jaffe & Falk, LLC, 777 Terrace Avenue, Hasbrouck Heights, New Jersey 07604.

Electronic Access to Proxy Materials and Annual Report

The Company is subject to the informational reporting requirements of the Exchange Act.  In accordance therewith, we file reports, information and proxy statements and other information with the SEC and Nasdaq.  The Company will provide to any shareholder, upon request and without charge, copies of all documents so filed.  Written, telephone, fax or email requests should be made to our corporate Secretary, Joshua M. Jaffe, Esq. (for address, see above); fax: (201) 288-8208; telephone: (201) 288-8282; and email: jmj@jaffefalkllc.com.  If you request exhibits, there will be a charge for our reasonable expenses.  The proxy statement and annual report on Form 10-K are available on the SEC’s Internet site at www.sec.gov, which contains reports, proxy statements and other information regarding issuers, like the Company, that file electronically with the SEC.  Our proxy statement for this annual meeting and our annual report on Form 10-K are also available at our website, www.cstproxy.com/dialysiscorporation/2009, which website does not identify visitors, and therefor protects your privacy.  See “Notice of Annual Meeting of Shareholders” and “Information About the Annual Meeting and Voting.”

Stockholders Sharing the Same Last Name and Address

We are sending only one copy of our annual report on Form 10-K and proxy statement to stockholders who share the same last name and address, unless they have notified us that they want to continue receiving multiple copies.  This practice, known as “householding,” is designed to reduce duplicate mailings and save printing and postage costs.

If you received a householding mailing this year and you would like to have additional copies of our annual report and proxy statement mailed to you, please submit your request to our corporate Secretary via email at jmj@jaffefalkllc.com, by fax to (201) 288-8208, or by mail to Joshua M. Jaffe, Esq., Jaffe & Falk, LLC, 777 Terrace Avenue, Hasbrouck Heights, New Jersey 07604.  Even if your household has received only one set of the proxy statement and annual report, a separate proxy card has been provided for each shareholder account.

If your household has received multiple copies of our proxy statement and annual report, you may request delivery of single copies in the future by marking the designated box on the enclosed proxy card.

If you own shares of common stock of the Company through a bank, broker or other nominee and receive more than one set of the proxy statement and annual report, you may contact the holder of record to eliminate duplicate mailings.

APPENDIX A

_________________________________________________________________

DIALYSIS CORPORATION OF AMERICA

2009 OMNIBUS INCENTIVE PLAN

__________________________________________________________________

TABLE OF CONTENTS

PAGE

1.	PURPOSE		1

2.	DEFINITIONS		1

	2.1.	Acquiring Person	1

	2.2.	Affiliate	1

	2.3.	Annual Incentive Award	2

	2.4.	Award	2

	2.5.	Award Agreement	2

	2.6.	Board	2

	2.7.	Board Change	2

	2.8.	Cause	2

	2.9.	Change in Control	2

	2.10.	Code	2

	2.11.	Committee	2

	2.12.	Company	2

	2.13.	Covered Employee	2

	2.14.	Disability	2

	2.15.	Effective Date	3

	2.16.	Exchange Act	3

	2.17.	Fair Market Value	3

	2.18.	Grant Date	3

	2.19.	Grantee	3

	2.20.	Incentive Stock Option	3

	2.21.	Non-qualified Stock Option	3

	2.22.	Option	3

	2.23.	Option Price	3

	2.24.	Outside Director	4

	2.25.	Performance Award	4

	2.26.	Performance-Based Compensation	4

i

	2.27.	Performance Measures	4

	2.28.	Performance Period	4

	2.29.	Performance Share	4

	2.30.	Performance Unit	4

	2.31.	Plan	4

	2.32.	Prior Plan	4

	2.33.	Purchase Price	4

	2.34.	Reorganization	4

	2.35.	Restricted Stock	5

	2.36.	Retirement	5

	2.37.	SAR Exercise Price	5

	2.38.	Section 409A	5

	2.39.	Securities Act	5

	2.40.	Service	5

	2.41.	Service Provider	5

	2.42.	Stock	5

	2.43.	Stock Appreciation Right or SAR	5

	2.44.	Stock Unit	5

	2.45.	Subsidiary	5

	2.46.	Substitute Awards	5

	2.47.	Successor Entity	6

	2.48.	Ten Percent Stockholder	6

3.	ADMINISTRATION OF THE PLAN		6

	3.1.	Board.	6

	3.2.	Committee.	6

	3.3.	Terms of Awards.	7

	3.4.	Deferral Arrangement.	7

	3.5.	No Liability.	8

	3.6.	Share Issuance/Book-Entry.	8

4.	STOCK SUBJECT TO THE PLAN		8

	4.1.	Number of Shares Available for Awards.	8

	4.2.	Adjustments in Authorized Shares.	8

	4.3.	Share Usage.	8

5.	EFFECTIVE DATE, DURATION AND AMENDMENTS		9

	5.1.	Effective Date.	9

	5.2.	Term.	9

	5.3.	Amendment and Termination of the Plan.	9

6.	AWARD eligibility AND LIMITATIONS		10

	6.1.	Service Providers and Other Persons.	10

	6.2.	Successive Awards and Substitute Awards.	10

	6.3.	Limitation on Shares of Stock Subject to Awards and Cash Awards.	10

7.	AWARD AGREEMENT		11

8.	TERMS AND CONDITIONS OF OPTIONS		11

	8.1.	Option Price.	11

	8.2.	Vesting.	11

	8.3.	Term.	11

	8.4.	Termination of Service.	12

	8.5.	Limitations on Exercise of Option.	13

	8.6.	Method of Exercise.	13

	8.7.	Rights of Holders of Options.	13

	8.8.	Limitations on Incentive Stock Options.	13

	8.9.	Notice of Disqualifying Disposition.	14

9.	TERMS AND CONDITIONS OF Stock Appreciation Rights		14

	9.1.	Right to Payment and Grant Price.	14

	9.2.	Other Terms.	14

	9.3.	Term.	14

10.	TERMS AND CONDITIONS OF RESTRICTED STOCK and stock units		15

	10.1.	Grant of Restricted Stock or Stock Units.	15

	10.2.	Restrictions.	15

	10.3.	Restricted Stock Certificates.	15

	10.4.	Rights of Holders of Restricted Stock.	15

	10.5.	Rights of Holders of Stock Units.	16

	10.6.	Termination of Service.	16

	10.7.	Purchase of Restricted Stock and Shares Subject to Stock Units.	16

	10.8.	Delivery of Stock.	16

11.	FORM OF PAYMENT FOR OPTIONS AND RESTRICTED STOCK		17

	11.1.	General Rule.	17

	11.2.	Surrender of Stock.	17

	11.3.	Cashless Exercise.	17

	11.4.	Other Forms of Payment.	17

12.	TERMS AND CONDITIONS OF Performance SHARES, PERFORMANCE UNITS, PERFORMANCE AWARDS and Annual Incentive Awards		17

	12.1.	Grant of Performance Units/Performance Shares.	17

	12.2.	Value of Performance Units/Performance Shares.	18

	12.3.	Earning of Performance Units/Performance Shares.	18

	12.4.	Form and Timing of Payment of Performance Units/Performance Shares.	18

	12.5.	Performance Conditions.	18

	12.6.	Performance Awards or Annual Incentive Awards Granted to Designated Covered Employees.	18

	12.7.	Status of Section Awards Under Code Section 162(m).	21

13.	REQUIREMENTS OF LAW		22

	13.1.	General.	22

	13.2.	Rule 16b-3.	22

14.	EFFECT OF CHANGES IN CAPITALIZATION		23

	14.1.	Changes in Stock.	23

	14.2.	Change in Control.	23

	14.3.	Option Grantee’s Election Rights.	24

	14.4.	Adjustments.	24

	14.5.	No Limitations on Company.	24

15.	GENERAL PROVISIONS		24

	15.1.	Disclaimer of Rights.	24

	15.2.	Nonexclusivity of the Plan.	25

	15.3.	Withholding Taxes.	25

	15.4.	Captions.	26

	15.5.	Other Provisions.	26

	15.6.	Number and Gender.	26

	15.7.	Severability.	26

	15.8.	Governing Law.	26

	15.9.	Nontransferability.	26

	15.10.	Section 409A of the Code.	27

v

DIALYSIS CORPORATION OF AMERICA

2009 OMNIBUS INCENTIVE PLAN

Dialysis Corporation of America, a Florida corporation (the “Company”), sets forth herein the terms of its 2009 Omnibus Incentive Plan (the “Plan”), as follows:

1.	PURPOSE

The Plan is intended to enhance the Company’s and its Affiliates’ (as defined herein) ability to attract and retain highly qualified officers, directors, key employees, and other persons, and to motivate such persons to serve the Company and its Affiliates and to expend maximum effort to improve the business results and earnings of the Company, by providing to such persons an opportunity to acquire or increase a direct proprietary interest in the operations and future success of the Company.  To this end, the Plan provides for the grant of stock options, stock appreciation rights, restricted stock, stock units, unrestricted stock, performance shares and units, substitute awards, annual incentive awards, and cash bonus awards.  Any of these awards may, but need not, be made as performance incentives to reward attainment of annual or long-term performance goals in accordance with the terms hereof.  Stock options granted under the Plan may be non-qualified stock options or incentive stock options, as provided herein, except that stock options granted to outside directors and any consultants or advisers providing services to the Company or an Affiliate shall in all cases be non-qualified stock options.

2.	DEFINITIONS

For purposes of interpreting the Plan and related documents (including Award Agreements), the following definitions shall apply:

2.1.
“Acquiring Person” means any person or group of related or associated persons, other than management, affiliated parties of the Company, or Grantees, who have acquired beneficial ownership of twenty-five (25%) percent or more of the outstanding shares of Stock, or who commence, or announce an intention to make a tender offer or exchange offer the consummation of which would result in the beneficial ownership by a person or group of twenty-five (25%) percent or more of such outstanding shares of Stock, and such acquisition is completed.

2.2.
“Affiliate” means, with respect to the Company, any company or other trade or business that controls, is controlled by or is under common control with the Company within the meaning of Rule 405 of Regulation C under the Securities Act, including, without limitation, any Subsidiary.  For purposes of granting Options or SARs, an entity may not be considered an Affiliate unless the Company holds a “controlling interest” in such entity, where the term “controlling interest” has the same meaning as provided in Treasury Regulation 1.414(c)-2(b)(2)(i), provided that the language “at least 50 percent” is used instead of “at least 80 percent” and, provided further, that where granting of Options or SARs is based upon a legitimate business criteria, the language “at least 20 percent” is used instead of “at least 80 percent” each place it appears in Treasury Regulation 1.414(c)-2(b)(2)(i).

2.3.
“Annual Incentive Award” means an Award made subject to attainment of performance goals (as described in Section 12) generally over a one-year performance period (the Company’s fiscal year, unless otherwise specified by the Committee).

2.4.
“Award” means a grant of an Option, Stock Appreciation Right, Restricted Stock, Stock Unit, Performance Share, Performance Unit , Substitute Award, Annual Incentive Award, or cash award under the Plan.

2.5.	“Award Agreement” means the agreement between the Company and a Grantee that evidences and sets out the terms and conditions of an Award.

2.6.	“Board” means the Board of Directors of the Company.

2.7.
“Board Change” shall be the date that a majority of the Board shall be persons other than persons (a) for whose election proxies shall have been solicited by the Board, or (b) who are then serving as directors appointed by the Board to fill vacancies on the Board caused by death or resignation (but not by removal) or to fill newly created directorships.

2.8.
“Cause” means (i) conviction of a felony, (ii) willful failure to carry out the policies and directives of management and/or the Board, (iii) material breach of any agreement, representation or covenant with the Company, (iv) engaging, alone or with others, in felonious or other dishonest acts or practices, or (v) non-performance of the Grantee’s primary and significant obligations and responsibilities to the Company or not acting in the best interests of the Company.

2.9.	“Change in Control” means, generally, the change in control of the Company by means of an Acquiring Person, Reorganization, or Board Change.

2.10.	“Code” means the Internal Revenue Code of 1986, as now in effect or as hereafter amended.

2.11.	“Committee” means the Compensation Committee of the Board, as described in Section 3.

2.12.	“Company” means Dialysis Corporation of America.

2.13.	“Covered Employee” means a Grantee who is a covered employee within the meaning of Section 162(m)(3) of the Code.

2.14.
“Disability” means, unless otherwise provided in the applicable Award Agreement, the Grantee is unable to engage in any substantial gainful activity by reason of a medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than 12 months.

2

2.15.	“Effective Date” means April 8, 2009, the date the Plan was approved by the Board.

2.16.	“Exchange Act” means the Securities Exchange Act of 1934, as now in effect or as hereafter amended.

2.17.
“Fair Market Value” means the value of a share of Stock, determined as follows:  if on the Grant Date or other determination date the Stock is listed on an established national or regional stock exchange, or is publicly traded on an established securities market, the Fair Market Value of a share of Stock shall be the closing price of the Stock on such exchange or in such market (if there is more than one such exchange or market the Committee shall determine the appropriate exchange or market) on the date immediately preceding the Grant Date (or if there is no such reported closing price, the Fair Market Value shall be the mean between the highest bid and lowest asked prices or between the high and low sale prices on such trading day) or, if no sale of Stock is reported for such trading day, on the next preceding day on which any sale shall have been reported.  If the Stock is not listed on such an exchange or traded on such a market, Fair Market Value shall be the value of the Stock as determined by the Committee by the reasonable application of a reasonable valuation method, in a manner consistent with Code Section 409A.

2.18.
“Grant Date” means, as determined by the Committee, the latest to occur of (i) the date as of which the Committee approves an Award, (ii) the date on which the recipient of an Award first becomes eligible to receive an Award under Section 6 hereof, or (iii) such other date as may be specified by the Committee.

2.19.	“Grantee” means a person who receives or holds an Award under the Plan.

2.20.
“Incentive Stock Option” means an “incentive stock option” within the meaning of Section 422 of the Code, or the corresponding provision of any subsequently enacted tax statute, as amended from time to time.

2.21.	“Non-qualified Stock Option” means an Option that is not an Incentive Stock Option.

2.22.	“Option” means an option to purchase one or more shares of Stock pursuant to the Plan.

2.23.	“Option Price” means the exercise price for each share of Stock subject to an Option.

3

2.24.	“Outside Director” means a member of the Board who is not an officer or employee of the Company.

2.25.	“Performance Award” means an Award made subject to the attainment of performance goals (as described in Section 12) over a Performance Period.

2.26.
“Performance-Based Compensation” means compensation under an Award that is intended to satisfy the requirements of Code Section 162(m) for certain performance-based compensation paid to Covered Employees. Notwithstanding the foregoing, nothing in this Plan shall be construed to mean that an Award which does not satisfy the requirements for performance-based compensation under Code Section 162(m) does not constitute performance-based compensation for other purposes, including Code Section 409A.

2.27.
“Performance Measures” means measures as described in Section 12 on which the performance goals are based and which are approved by the Company’s shareholders pursuant to this Plan in order to qualify Awards as Performance-Based Compensation.

2.28.	“Performance Period” means the period of time during which the performance goals must be met in order to determine the degree of payout and/or vesting with respect to an Award.

2.29.
“Performance Share” means an Award under Section 12 herein and subject to the terms of this Plan, denominated in shares of Stock, the value of which at the time it is payable is determined as a function of the extent to which corresponding performance criteria have been achieved.

2.30.
“Performance Unit” means an Award under Section 12 herein and subject to the terms of this Plan, denominated in units, the value of which at the time it is payable is determined as a function of the extent to which corresponding performance criteria have been achieved.

2.31.	“Plan” means this Dialysis Corporation of America 2009 Omnibus Incentive Plan.

2.32.	“Prior Plan” means the Dialysis Corporation of America 1999 Stock Incentive Plan.

2.33.	“Purchase Price” means the purchase price for each share of Stock pursuant to a grant of Restricted Stock.

2.34.
“Reorganization” A reorganization shall mean that substantially all of the assets of the Company are acquired by a Successor Entity other than the existing Board or a reorganization involving the acquisition of the Company by a Successor Entity or its merger or consolidation with a Successor Entity. The Reorganization shall be deemed to have occurred upon consummation of the reorganization transaction.

4

2.35.	“Restricted Stock” means shares of Stock, awarded to a Grantee pursuant to Section 10 hereof.

2.36.
“Retirement” means, unless otherwise specified in the applicable Award Agreement, termination of employment, other than for Cause, following the later of reaching age 65 and completing five years of service for the Company or an Affiliate.

2.37.	“SAR Exercise Price” means the per share exercise price of a SAR granted to a Grantee under Section 9 hereof.

2.38.	“Section 409A” means Section 409A of the Code along with any guidance or regulations issued thereunder.

2.39.	“Securities Act” means the Securities Act of 1933, as now in effect or as hereafter amended.

2.40.
“Service” means service as a Service Provider to the Company or an Affiliate.  Unless otherwise stated in the applicable Award Agreement, a Grantee's change in position or duties shall not result in interrupted or terminated Service, so long as such Grantee continues to be a Service Provider to the Company or an Affiliate.  Subject to the preceding sentence, whether a termination of Service shall have occurred for purposes of the Plan shall be determined by the Committee, which determination shall be final, binding and conclusive.

2.41.
“Service Provider” means an employee, officer or director of the Company or an Affiliate, or a consultant or adviser (who is a natural person) currently providing services to the Company or an Affiliate.

2.42.	“Stock” means the common stock, par value $.01 per share, of the Company.

2.43.	“Stock Appreciation Right” or “SAR” means a right granted to a Grantee under Section 9 hereof.

2.44.	“Stock Unit” means a bookkeeping entry representing the equivalent of one share of Stock awarded to a Grantee pursuant to Section 10 hereof.

2.45.	“Subsidiary” means any “subsidiary corporation” of the Company within the meaning of Section 424(f) of the Code.

2.46.
“Substitute Awards” means Awards granted upon assumption of, or in substitution for, outstanding awards previously granted by a company or other entity acquired by the Company or any Affiliate or with which the Company or any Affiliate combines.

5

2.47.
“Successor Entity” means any person, group of persons, business association, corporation, limited liability company, or any other group or organization that acquires or is about to acquire control of the Company as provided and defined in Section 14 of the Plan, except where a majority of the Successor Entity is owned by individuals who were members of either the management of the Company or the Board (or any combination thereof) prior to the Change in Control.

2.48.
“Ten Percent Stockholder” means an individual who owns more than ten percent (10%) of the total combined voting power of all classes of outstanding stock of the Company, or any of its Subsidiaries.  In determining stock ownership, the attribution rules of Section 424(d) of the Code shall be applied.

3.	ADMINISTRATION OF THE PLAN

	3.1.	Committee

           The Plan shall be administered by the Committee.  The Board shall have the authority to remove, replace or fill any vacancy of any member of the Committee in accordance with the terms of the Compensation Committee Charter.  The Committee may authorize any one or more of its members or an officer of the Company to execute and deliver documents on behalf of the Committee. The Committee may allocate among one or more of its members, or may delegate to one or more of its agents or to an officer of the Company, such duties and responsibilities as it determines; provided that Awards granted to non-employee directors shall not be subject to the discretion of any officer or employee of the Company and shall be administered exclusively by a committee consisting solely of non-employee directors.

The Committee shall consist of two or more Outside Directors of the Company who: (a) qualify as “outside directors” within the meaning of Section 162(m) of the Code, who (b) meet such other requirements as may be established from time to time by the Securities and Exchange Commission for plans intended to qualify for exemption under Rule 16b-3 (or its successor) under the Exchange Act, and who (c) comply with the independence requirements of the stock exchange on which the Common Stock is listed.

3.2.	Committee Determinations.

The Committee shall have discretionary authority to adopt, alter and repeal such administrative rules, guidelines and practices governing the Plan as it shall, from time to time, deem advisable, to interpret the terms and provisions of the Plan and any Award issued under the Plan (and any Agreement) and to otherwise supervise the administration of the Plan.  The Committee’s policies and procedures may differ with respect to Awards granted at different times and may differ with respect to a Grantee from time to time, or with respect to different Grantees at the same or different times.

Any determination made by the Committee pursuant to the provisions of the Plan shall be made in its sole discretion, and in the case of any determination relating to an Award may be made at the time of the grant of the Award or, unless in contravention of any express term of the Plan or an Award Agreement, at any time thereafter.  All decisions made by the Committee pursuant to the provisions of the Plan shall be final and binding on all persons, including the Company and Grantees.  Any determination shall not be subject to de novo review if challenged in court.

6

3.3.	Terms of Awards.

Subject to the other terms and conditions of the Plan, the Committee shall have full and final authority to:

(i)             designate Grantees,

(ii)            determine the type or types of Awards to be made to a Grantee,

(iii)           determine the number of shares of Stock to be subject to an Award,

(iv)          establish the terms and conditions of each Award (including, but not limited to, the exercise price of any Option, the nature and duration of any restriction or condition (or provision for lapse thereof) relating to the vesting, exercise, transfer, or forfeiture of an Award or the shares of Stock subject thereto, the treatment of an Award in the event of a change of control, and any terms or conditions that may be necessary to qualify Options as Incentive Stock Options),

(v)           prescribe the form of each Award Agreement evidencing an Award, and

(vi)         amend, modify, or supplement the terms of any outstanding Award.  Such authority specifically includes the authority, in order to effectuate the purposes of the Plan but without amending the Plan, to make or modify Awards to eligible individuals who are foreign nationals or are individuals who are employed outside the United States to recognize differences in local law, tax policy, or custom.  Notwithstanding the foregoing, no amendment, modification or supplement of any Award shall, without the consent of the Grantee, impair the Grantee’s rights under such Award unless required by law.

The Company may retain the right in an Award Agreement to cause a forfeiture of the gain realized by a Grantee on account of actions taken by the Grantee in violation or breach of or in conflict with any employment agreement, non-competition agreement, any agreement prohibiting solicitation of employees or clients of the Company or any Affiliate thereof or any confidentiality obligation with respect to the Company or any Affiliate thereof or otherwise in competition with the Company or any Affiliate thereof, to the extent specified in such Award Agreement applicable to the Grantee.  In addition, the Company may annul an Award if the Grantee is an employee of the Company or an Affiliate thereof and is terminated for Cause as defined in the applicable Award Agreement or the Plan, as applicable.

3.4.	Deferral Arrangement.

The Committee may permit or require the deferral of any award payment into a deferred compensation arrangement, subject to such rules and procedures as it may establish, which may include provisions for the payment or crediting of interest or dividend equivalents, including converting such credits into deferred Stock equivalents.  Any such deferrals shall be made in a manner that complies with Code Section 409A.

7

3.5.	No Liability.

No member of the Board or the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any Award or Award Agreement.

3.6.	Share Issuance/Book-Entry.

Notwithstanding any provision of this Plan to the contrary, the issuance of the Stock under the Plan may be evidenced in such a manner as the Committee, in its discretion, deems appropriate, including, without limitation, book-entry registration or issuance of one or more Stock certificates. Any reference in this Section or elsewhere in the Plan or an Award Agreement to actual stock certificates and/or the delivery of actual stock certificates shall be deemed satisfied by the electronic record-keeping and electronic delivery of Stock or other mechanism then utilized by the Company and its agents for reflecting ownership of such shares.

4.	STOCK SUBJECT TO THE PLAN

	4.1.	Number of Shares Available for Awards.

Subject to adjustment as provided in Section 14 hereof, the number of shares of Stock available for issuance under the Plan shall be two million, (2,000,000) plus all shares of Stock available for issuance under the Prior Plan as of the date of Board approval of the Plan (601,654 shares), increased by shares of Stock covered by awards granted under the Prior Plan that are not purchased or are forfeited or expire, or otherwise terminate without delivery of any Stock subject thereto after the date of Board approval of the Plan (up to a maximum of 144,625 shares), to the extent such shares would again be available for issuance under such Prior Plan (and, thereafter, such shares from awards under the Prior Plan shall be subject to the rules of Section 4.3).  Subject to adjustment as provided in Section 14 hereof, the number of shares of Stock available for issuance as Incentive Stock Options shall be one million, (1,000,000).

4.2.	Adjustments in Authorized Shares.

The Committee shall have the right to substitute or assume Awards in connection with mergers, reorganizations, separations, or other transactions to which Section 424(a) of the Code applies. The number of shares of Stock reserved pursuant to Section 4 shall be increased by the corresponding number of Awards assumed and, in the case of a substitution, by the net increase in the number of shares of Stock subject to Awards before and after the substitution.

4.3.	Share Usage.

If any shares covered by an Award granted under the Plan are not purchased or (i) are forfeited or expire, (ii) are tendered or withheld or surrendered in connection with the purchase of shares of Stock upon exercise of an Option as described in Section 11.2, (iii) are deducted or delivered from an Award payment in connection with the Company’s tax withholding obligations as described in Section 15.3 or, (iv) if an Award otherwise terminates without delivery of any Stock subject thereto or is settled in cash in lieu of shares, then the number of shares of Stock counted against the aggregate number of shares available under the Plan with respect to such Award shall, to the extent of any such forfeiture, tender, deduction or delivery, termination or expiration, again be available for making Awards under the Plan.  With respect to the granting of Incentive Stock Options, the re-use of any shares pursuant to this Section 4.3 shall be limited to the extent required under Treasury Regulation section 1.422-2.

8

5.	EFFECTIVE DATE, DURATION AND AMENDMENTS

	5.1.	Effective Date.

The Plan shall be effective as of the Effective Date, subject to approval of the Plan by the Company’s stockholders within one year of the Effective Date.  Upon approval of the Plan by the stockholders of the Company as set forth above, all Awards made under the Plan on or after the Effective Date shall be fully effective as if the stockholders of the Company had approved the Plan on the Effective Date and no further awards will be made under the Prior Plans.  If the stockholders fail to approve the Plan within one year of the Effective Date, any Awards made hereunder shall be null and void and of no effect.

5.2.	Term.

The Plan shall terminate automatically on the tenth anniversary of the Effective Date and may be terminated on any earlier date as provided in Section 5.3.

5.3.	Amendment and Termination of the Plan.

The Board or the Committee may, at any time and from time to time, amend, suspend, or terminate the Plan as to any shares of Stock as to which Awards have not been made.  An amendment shall be contingent on approval of the Company’s stockholders to the extent stated by the Board or the Committee, required by applicable law or required by applicable stock exchange listing requirements.  In addition, an amendment will be contingent on approval of the Company’s stockholders if the amendment would:  (i) materially increase the benefits accruing to participants under the Plan, (ii) materially increase the aggregate number of shares of Stock that may be issued under the Plan, or (iii) materially modify the requirements as to eligibility for participation in the Plan.  No Awards shall be made after termination of the Plan.  No amendment, suspension, or termination of the Plan shall, without the consent of the Grantee, impair rights or obligations under any Award theretofore awarded under the Plan unless required by law.

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6.	AWARD ELIGIBILITY AND LIMITATIONS

	6.1.	Service Providers and Other Persons.
Subject to this Section 6, Awards may be made under the Plan to: (i) any Service Provider to the Company or of any Affiliate, including any Service Provider who is an officer or director of the Company, or of any Affiliate, as the Committee shall determine and designate from time to time and (ii) any other individual whose participation in the Plan is determined to be in the best interests of the Company by the Committee.

6.2.	Successive Awards and Substitute Awards.

An eligible person may receive more than one Award, subject to such restrictions as are provided herein.  Notwithstanding Sections 8.1 and 9.1, the Option Price of an Option or the grant price of a SAR that is a Substitute Award may be less than 100% of the Fair Market Value of a share of Common Stock on the original date of grant; provided, that, the Option Price or grant price is determined in accordance with the principles of Code Section 424 and the regulations thereunder; as modified by Code Section 409A and the regulations thereunder as to Options that are non-qualified stock options and SARs.  An eligible person may receive more than one Award, subject to such restrictions as are provided herein.

6.3.	Limitation on Shares of Stock Subject to Awards and Cash Awards.

During any time when the Company has a class of equity security registered under Section 12 of the Exchange Act:

(i)             the maximum number of shares of Stock subject to Options or SARs that can be granted under the Plan to any person eligible for an Award under Section 6 hereof is two hundred thousand, (200,000) per 12 month period; provided, however, the maximum number of shares of Stock subject to Options or SARs that can be granted under the Plan to any person eligible for an Award under Section 6 in the year that the person is first employed by the Company is four hundred thousand, (400,000);

(ii)            the maximum number of shares that can be granted under the Plan, other than pursuant to an Option or SARs, to any person eligible for an Award under Section 6 hereof is two hundred thousand, (200,000) per 12 month period; provided, however, the maximum number of shares of Stock subject to Awards other than Options or SARs that can be granted under the Plan to any person eligible for an Award under Section 6 in the year that the person is first employed by the Company is four hundred thousand, (400,000); and

(iii)           the maximum amount that may be paid as an Annual Incentive Award or other cash Award for any 12 month period to any person eligible for an Award shall be $400,000 and the maximum amount that may be paid as a Performance Award or other cash Award for any Performance Period to any person eligible for an Award shall be the product of $300,000 and the number of years in the Performance Period.

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The preceding limitations in this Section 6.3 are subject to adjustment as provided in Section 14 hereof.

7.	AWARD AGREEMENT

Each Award granted pursuant to the Plan shall be evidenced by an Award Agreement, in such form or forms as the Committee shall from time to time determine.  Award Agreements granted from time to time or at the same time need not contain similar provisions but shall be consistent with the terms of the Plan.  Each Award Agreement evidencing an Award of Options shall specify whether such Options are intended to be Non-qualified Stock Options or Incentive Stock Options, and in the absence of such specification such options shall be deemed Non-qualified Stock Options.

8.	TERMS AND CONDITIONS OF OPTIONS

	8.1.	Option Price.

The Option Price of each Option shall be fixed by the Committee and stated in the Award Agreement evidencing such Option.  Except in the case of Substitute Awards, the Option Price of each Option shall be at least 100% of the Fair Market Value on the Grant Date of a share of Stock; provided, however, that in the event that a Grantee is a Ten Percent Stockholder, the Option Price of an Option granted to such Grantee that is intended to be an Incentive Stock Option shall be not less than 110% of the Fair Market Value of a share of Stock on the Grant Date.  In no case shall the Option Price of any Option be less than the par value of a share of Stock.

8.2.	Vesting.

Subject to Sections 8.3 and 14.3 hereof, each Option granted under the Plan shall become exercisable at such times and under such conditions as shall be determined by the Committee and stated in the Award Agreement.  For purposes of this Section 8.2, fractional numbers of shares of Stock subject to an Option shall be rounded down to the next nearest whole number.

8.3.	Term.

Each Option granted under the Plan shall terminate, and all rights to purchase shares of Stock thereunder shall cease, upon the expiration of ten years from the date such Option is granted, or under such circumstances and on such date prior thereto as is set forth in the Plan or as may be fixed by the Committee and stated in the Award Agreement relating to such Option; provided, however, that in the event that the Grantee is a Ten Percent Stockholder, an Option granted to such Grantee that is intended to be an Incentive Stock Option shall not be exercisable after the expiration of five years from its Grant Date.  If on the day preceding the date on which a Grantee’s Options would otherwise terminate, the Fair Market Value of shares of Stock underlying a Grantee’s Options is greater than the Option Price of such Options, the Company shall, prior to the termination of such Options and without any action being taken on the part of the Grantee, consider such Options to have been exercised by the Grantee.  In the event the Opinion is exercised pursuant to the preceding sentence; the Company shall deduct from the shares of Stock deliverable to the Grantee upon such exercise the number of shares of Stock necessary to satisfy payment of the Option Price and all withholding obligations.

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8.4.	Termination of Service.

Each Award Agreement shall set forth the extent to which the Grantee shall have the right to exercise the Option following termination of the Grantee’s Service.  Such provisions shall be determined in the sole discretion of the Committee, need not be uniform among all Options issued pursuant to the Plan, and may reflect distinctions based on the reasons for termination of Service.

In the absence of any conflicting provisions:

(i)             If a Grantee ceases Service with the Company by reason of his death, Disability or Retirement, all Options outstanding shall remain exercisable for a period of nine (9) months from such death, Disability or Retirement, but not beyond the expiration date of said Options. If the termination of Service is due to Retirement, then any vesting period (or performance period, if applicable) as provided in the Award Agreement, if not then completed, shall continue during such nine (9) month period commencing from the Retirement date.  If termination of Service is due to death or Disability of the Grantee, all such Grantee’s Options shall become fully exercisable. For this purpose, Service will be treated as continuing intact while the Grantee is on sick leave or other bona fide leave of absence, to be determined in the sole discretion of the Committee.

(ii)            In the event a Grantee ceases Service with the Company voluntarily or involuntarily, except for the involuntary termination for Cause, death, Retirement, Disability, or Change in Control, if there is a vesting period, then any Shares not vested (or performance standard not satisfied) to the date of such termination shall be forfeited; and, in any event, the Grantee of an Option shall have thirty (30) days from such termination to exercise the Option, to the extent of Shares then vested (or performance standard then satisfied), at the Exercise Price; provided, if the Option is an Incentive Stock Option, the Grantee shall have the exercise period as set forth in subpart (iv) below.

(iii)           In the event a Grantee ceases Service with the Company by involuntary termination for Cause, the Option shall immediately be null and void, notwithstanding the extent of Shares then vested.

(iv)           If the Option is an Incentive Stock Option, no Award Agreement shall:

(A)           permit any Grantee to exercise any Incentive Stock Option more than three (3) months after the date the Grantee ceased to be employed by the Company or a Subsidiary if the reason for the Grantee’s cessation of employment was other than his death or his Disability; or

(B)           permit any Grantee to exercise any Incentive Stock Option more than nine (9) months after the date the Grantee ceased to be employed by the Company or a Subsidiary if the reason for the Grantee’s cessation of employment was the Grantee’s Disability; or

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(C)           permit any person to exercise any Incentive Stock Option more than nine (9) months after the date the Grantee ceased to be employed by the Company or a Subsidiary if either (i) the reason for the Grantee’s cessation of employment was his death or (ii) the Grantee died within three (3) months after ceasing to be employed by the Company.

8.5.	Limitations on Exercise of Option.

Notwithstanding any other provision of the Plan, in no event may any Option be exercised, in whole or in part, prior to the date the Plan is approved by the stockholders of the Company as provided herein or after the occurrence of an event referred to in Section 14 hereof which results in termination of the Option.

8.6.	Method of Exercise.

Subject to the terms of Article 11 and Section 15.3, an Option that is exercisable may be exercised by the Grantee’s delivery to the Company of notice of exercise on any business day, at the Company’s principal office, on the form specified by the Company or in any other manner established by the Committee.  Such notice shall specify the number of shares of Stock with respect to which the Option is being exercised and shall be accompanied by payment in full of the Option Price of the shares for which the Option is being exercised plus the amount (if any) of federal and/or other taxes which the Company may, in its judgment, be required to withhold with respect to an Award.

8.7.	Rights of Holders of Options.

Unless otherwise stated in the applicable Award Agreement, an individual holding or exercising an Option shall have none of the rights of a stockholder (for example, the right to receive cash or dividend payments or distributions attributable to the subject shares of Stock or to direct the voting of the subject shares of Stock ) until the shares of Stock covered thereby are fully paid and issued to him.  Except as provided in Section 14 hereof, no adjustment shall be made for dividends, distributions or other rights for which the record date is prior to the date of such issuance.

8.8.	Limitations on Incentive Stock Options.

An Option shall constitute an Incentive Stock Option only (i) if the Grantee of such Option is an employee of the Company or any Subsidiary of the Company; (ii) to the extent specifically provided in the related Award Agreement; and (iii) to the extent that the aggregate Fair Market Value (determined at the time the Option is granted) of the shares of Stock with respect to which all Incentive Stock Options held by such Grantee become exercisable for the first time during any calendar year (under the Plan and all other plans of the Grantee’s employer and its Affiliates) does not exceed $100,000.  This limitation shall be applied by taking Options into account in the order in which they were granted.

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8.9.	Notice of Disqualifying Disposition.

If any Grantee shall make any disposition of shares of Stock issued pursuant to the exercise of an Incentive Stock Option under the circumstances described in Code Section 421(b) (relating to certain disqualifying dispositions), such Grantee shall notify the Company of such disposition within ten (10) days thereof.

9.	TERMS AND CONDITIONS OF STOCK APPRECIATION RIGHTS

	9.1.	Right to Payment and Grant Price.

A SAR shall confer on the Grantee to whom it is granted a right to receive, upon exercise thereof, the excess of (A) the Fair Market Value of one share of Stock on the date of exercise over (B) the SAR Exercise Price as determined by the Committee.  The Award Agreement for a SAR shall specify the SAR Exercise Price, which shall be at least the Fair Market Value of a share of Stock on the Grant Date.  SARs may be granted in conjunction with all or part of an Option granted under the Plan or, to the extent permitted under Code section 409A, at any subsequent time during the term of such Option, in conjunction with all or part of any other Award or without regard to any Option or other Award; provided that a SAR that is granted subsequent to the Grant Date of a related Option must have a SAR Exercise Price that is no less than the Fair Market Value of one share of Stock on the SAR Grant Date.

9.2.	Other Terms.

The Committee shall determine at the date of grant or thereafter, the time or times at which and the circumstances under which a SAR may be exercised in whole or in part (including based on achievement of performance goals and/or future service requirements), the time or times at which SARs shall cease to be or become exercisable following termination of Service or upon other conditions, the method of exercise, method of settlement, form of consideration payable in settlement, method by or forms in which Stock will be delivered or deemed to be delivered to Grantees, whether or not a SAR shall be in tandem or in combination with any other Award, and any other terms and conditions of any SAR.

9.3.	Term.

Each SAR granted under the Plan shall terminate, and all rights thereunder shall cease, upon the expiration of ten (10) years from the date such SAR is granted, or under such circumstances and on such date prior thereto as is set forth in the Plan or as may be fixed by the Committee and stated in the Award Agreement relating to such SAR. If on the day preceding the date on which a Grantee’s SAR would otherwise terminate, the Fair Market Value of shares of Stock underlying a Grantee’s SAR is greater than the SAR Exercise Price, the Company shall, prior to the termination of such SAR and without any action being taken on the part of the Grantee, consider such SAR to have been exercised by the Grantee.

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10.	TERMS AND CONDITIONS OF RESTRICTED STOCK AND STOCK UNITS

	10.1.	Grant of Restricted Stock or Stock Units.

Awards of Restricted Stock or Stock Units may be made for no consideration (other than par value of the shares which is deemed paid by Services already rendered).

10.2.	Restrictions.

At the time a grant of Restricted Stock or Stock Units is made, the Committee may, in its sole discretion, establish a period of time (a “restricted period”) applicable to such Restricted Stock or Stock Units.  Each Award of Restricted Stock or Stock Units may be subject to a different restricted period.  The Committee may, in its sole discretion, at the time a grant of Restricted Stock or Stock Units is made, prescribe restrictions in addition to or other than the expiration of the restricted period, including the satisfaction of corporate or individual performance goals, which may be applicable to all or any portion of the Restricted Stock or Stock Units as described in Section 12.  Neither Restricted Stock nor Stock Units may be sold, transferred, assigned, pledged or otherwise encumbered or disposed of during the restricted period or prior to the satisfaction of any other restrictions prescribed by the Committee with respect to such Restricted Stock or Stock Units.

10.3.	Restricted Stock Certificates.

Except as otherwise provided in Section 3.6, the Company shall issue, in the name of each Grantee to whom Restricted Stock has been granted, stock certificates representing the total number of shares of Restricted Stock granted to the Grantee, as soon as reasonably practicable after the Grant Date.  The Committee may provide in an Award Agreement that either (i)  the Secretary of the Company shall hold such certificates for the Grantee’s benefit until such time as the Restricted Stock is forfeited to the Company or the restrictions lapse, or (ii)  such certificates shall be delivered to the Grantee, provided, however, that such certificates shall bear a legend or legends that comply with the applicable securities laws and regulations and makes appropriate reference to the restrictions imposed under the Plan and the Award Agreement.

10.4.	Rights of Holders of Restricted Stock.

Unless the Committee otherwise provides in an Award Agreement, holders of Restricted Stock shall have the right to vote such Stock and the right to receive any dividends declared or paid with respect to such Stock.  The Committee may provide that any dividends paid on Restricted Stock must be reinvested in shares of Stock, which may or may not be subject to the same vesting conditions and restrictions applicable to such Restricted Stock.  All distributions, if any, received by a Grantee with respect to Restricted Stock as a result of any stock split, stock dividend, combination of shares, or other similar transaction shall be subject to the restrictions applicable to the original Grant.

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10.5.	Rights of Holders of Stock Units.

	10.5.1	Voting and Dividend Rights.

Holders of Stock Units shall have no rights as stockholders of the Company.  The Committee may provide in an Award Agreement evidencing a grant of Stock Units that the holder of such Stock Units shall be entitled to receive, upon the Company’s payment of a cash dividend on its outstanding Stock, a cash payment for each Stock Unit held equal to the per-share dividend paid on the Stock.  Such Award Agreement may also provide that such cash payment will be deemed reinvested in additional Stock Units at a price per unit equal to the Fair Market Value of a share of Stock on the date that such dividend is paid.

10.5.2	Creditor’s Rights.

A holder of Stock Units shall have no rights other than those of a general creditor of the Company.  Stock Units represent an unfunded and unsecured obligation of the Company, subject to the terms and conditions of the applicable Award Agreement.

10.6.	Termination of Service.

Unless the Committee otherwise provides in an Award Agreement or in writing after the Award Agreement is issued, upon the termination of a Grantee’s Service, any Restricted Stock or Stock Units held by such Grantee that have not vested, or with respect to which all applicable restrictions and conditions have not lapsed, shall immediately be deemed forfeited.  Upon forfeiture of Restricted Stock or Stock Units, the Grantee shall have no further rights with respect to such Award, including but not limited to any right to vote Restricted Stock or any right to receive dividends with respect to shares of Restricted Stock or Stock Units.

10.7.	Purchase of Restricted Stock and Shares Subject to Stock Units.

The Grantee shall be required, to the extent required by applicable law, to purchase the Restricted Stock or shares of Stock subject to vested Stock Units from the Company at a Purchase Price equal to the greater of (i) the aggregate par value of the shares of Stock represented by such Restricted Stock or Stock Units (ii) the Purchase Price, if any, specified in the Award Agreement relating to such Restricted Stock or Stock Units.  The Purchase Price shall be payable in a form described in Section 11 or, in the discretion of the Committee, in consideration for past or future Services rendered to the Company or an Affiliate.

10.8.	Delivery of Stock.

Upon the expiration or termination of any restricted period and the satisfaction of any other conditions prescribed by the Committee, the restrictions applicable to shares of Restricted Stock or Stock Units settled in Stock shall lapse, and, unless otherwise provided in the Award Agreement, a stock certificate for such shares shall be delivered, free of all such restrictions, to the Grantee or the Grantee’s beneficiary or estate, as the case may be.  Neither the Grantee, nor the Grantee’s beneficiary or estate, shall have any further rights with regard to a Stock Unit once the share of Stock represented by the Stock Unit has been delivered.

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11.	FORM OF PAYMENT FOR OPTIONS AND RESTRICTED STOCK

	11.1.	General Rule.

Payment of the Option Price for the shares purchased pursuant to the exercise of an Option or the Purchase Price for Restricted Stock shall be made in cash or in cash equivalents acceptable to the Company.

11.2.	Surrender of Stock.

To the extent the Award Agreement so provides, payment of the Option Price for shares purchased pursuant to the exercise of an Option or the Purchase Price for Restricted Stock may be made all or in part through the tender or attestation to the Company of shares of Stock, which shall be valued, for purposes of determining the extent to which the Option Price or Purchase Price has been paid thereby, at their Fair Market Value on the date of exercise or surrender.

11.3.	Cashless Exercise.

With respect to an Option only (and not with respect to Restricted Stock), to the extent permitted by law and to the extent the Award Agreement so provides, payment of the Option Price for shares purchased pursuant to the exercise of an Option may be made all or in part by delivery (on a form acceptable to the Committee) of an irrevocable direction to a licensed securities broker acceptable to the Company to sell shares of Stock and to deliver all or part of the sales proceeds to the Company in payment of the Option Price and any withholding taxes described in Section 15.3.

11.4.	Other Forms of Payment.

To the extent the Award Agreement so provides, payment of the Option Price for shares purchased pursuant to exercise of an Option or the Purchase Price for Restricted Stock may be made in any other form that is consistent with applicable laws, regulations and rules, including, without limitation, Service.

12.	TERMS AND CONDITIONS OF PERFORMANCE SHARES, PERFORMANCE UNITS, PERFORMANCE AWARDS AND ANNUAL INCENTIVE AWARDS

	12.1.	Grant of Performance Units/Performance Shares.

Subject to the terms and provisions of this Plan, the Committee, at any time and from time to time, may grant Performance Units and/or Performance Shares to Participants in such amounts and upon such terms as the Committee shall determine.

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12.2.	Value of Performance Units/Performance Shares.

Each Performance Unit shall have an initial value that is established by the Committee at the time of grant.  The Committee shall set performance goals in its discretion which, depending on the extent to which they are met, will determine the value and/or number of Performance Units/Performance Shares that will be paid out to the Participant.

12.3.	Earning of Performance Units/Performance Shares.

Subject to the terms of this Plan, after the applicable Performance Period has ended, the holder of Performance Units/Performance Shares shall be entitled to receive payout on the value and number of Performance Units/Performance Shares earned by the Participant over the Performance Period, to be determined as a function of the extent to which the corresponding performance goals have been achieved.

12.4.	Form and Timing of Payment of Performance Units/Performance Shares.

Payment of earned Performance Units/Performance Shares shall be as determined by the Committee and as evidenced in the Award Agreement.  Subject to the terms of this Plan, the Committee, in its sole discretion, may pay earned Performance Units/Performance Shares in the form of cash or in shares (or in a combination thereof) equal to the value of the earned Performance Units/Performance Shares at the close of the applicable Performance Period, or as soon as practicable after the end of the Performance Period (subject to any deferral in accordance with Section 3.4).  Any Shares may be granted subject to any restrictions deemed appropriate by the Committee.  The determination of the Committee with respect to the form of payout of such Awards shall be set forth in the Award Agreement pertaining to the grant of the Award.

12.5.	Performance Conditions.

The right of a Grantee to exercise or receive a grant or settlement of any Award, and the timing thereof, may be subject to such performance conditions as may be specified by the Committee.  The Committee may use such business criteria and other measures of performance as it may deem appropriate in establishing any performance conditions.  If and to the extent required under Code Section 162(m), any power or authority relating to an Award intended to qualify under Code Section 162(m), shall be exercised by the Committee and not the Board.

12.6.	Performance Awards or Annual Incentive Awards Granted to Designated Covered Employees.

If and to the extent the Committee determines, the grant, exercise and/or settlement of any Award may be contingent upon achievement of pre-established performance goals and other terms set forth in this Section 12.6.

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12.6.1.	Performance Goals Generally.

The performance goals for such Awards shall consist of one or more business criteria and a targeted level or levels of performance with respect to each of such criteria, as specified by the Committee consistent with this Section 12.6.  Performance goals shall be objective and shall otherwise meet the requirements of Code Section 162(m) and regulations thereunder including the requirement that the level or levels of performance targeted by the Committee result in the achievement of performance goals being “substantially uncertain.”  The Committee may determine that such Awards shall be granted, exercised and/or settled upon achievement of any one performance goal or that two or more of the performance goals must be achieved as a condition to grant, exercise and/or settlement of such Awards.  Performance goals may differ for Awards granted to any one Grantee or to different Grantees.

12.6.2.	Timing For Establishing Performance Goals.

Performance goals shall be established not later than the earlier of (i) 90 days after the beginning of any performance period applicable to such Awards and (ii) the day on which 25% of any performance period applicable to such Awards has expired, or at such other date as may be required or permitted for “performance-based compensation” under Code Section 162(m).

12.6.3.	Settlement of Awards; Other Terms.

Settlement of such Awards shall be in cash, Stock, other Awards or other property, in the discretion of the Committee.  The Committee may, in its discretion, reduce the amount of a settlement otherwise to be made in connection with such Awards.  The Committee shall specify the circumstances in which such Performance or Annual Incentive Awards shall be paid or forfeited in the event of termination of Service by the Grantee prior to the end of a performance period or settlement of Awards.

12.6.4.	Performance Measures.

The performance goals upon which the payment or vesting of an Award to a Covered Employee that is intended to qualify as Performance-Based Compensation shall be limited to the following Performance Measures:

(a)            net earnings or net income;

(b)           operating earnings or income;

(c)            pretax earnings;

(d)           earnings per share;

(e)            share price, including growth and capitalization measures and total stockholder return;

(f)            earnings before interest and taxes;

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(g)           earnings before interest, taxes, depreciation and/or amortization;

(h)           sales or revenue growth;

(i)            gross or operating margins;

(j)            return measures, including return on assets, capital, investment, equity, sales or revenue;

(k)           cash flow, including operating cash flow, free cash flow, cash flow return on equity and cash flow return on investment;

(l)             productivity ratios;

(m)           expense targets;

(n)            market share;

(o)            financial ratios as provided in credit agreements or indentures of the Company and its subsidiaries;

(p)           debt rating targets;

(q)            working capital targets;

(r)            completion of acquisitions or divestitures of businesses, assets, companies, or facilities;

(s)            employee retention and recruiting metrics, including turnover;

(t)            growth in patient census;

(u)           clinical outcomes; and

(v)           any combination of any of the foregoing business criteria.

Any Performance Measure(s) may be used to measure the performance of the Company, Subsidiary, and/or Affiliate as a whole or any business unit of the Company, Subsidiary, and/or Affiliate or any combination of the foregoing as the Committee may deem appropriate, or any of the above Performance Measures as compared to the performance of a group of comparator companies, or published or special index that the Committee, in its sole discretion, deems appropriate, or the Company may select Performance Measure (e) above as compared to various stock market indices. The Committee also has the authority to provide for accelerated vesting of any Award based on the achievement of performance goals pursuant to the Performance Measures specified in this Section 12.

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12.6.5.	Evaluation of Performance.

The Committee may provide in any such Award that any evaluation of performance may include or exclude any of the following events that occur during a Performance Period: (a) asset write-downs; (b) litigation or claim judgments or settlements; (c) the effect of changes in tax laws, accounting principles, or other laws or provisions affecting reported results; (d) any reorganization and restructuring programs; (e) extraordinary nonrecurring items as described in Accounting Principles Board Opinion No. 30 and/or in management’s discussion and analysis of financial condition and results of operations appearing in the Company’s annual report to shareholders for the applicable year; (f) acquisitions or divestitures; and (g) foreign exchange gains and losses. To the extent such inclusions or exclusions affect Awards to Covered Employees, they shall be prescribed in a form that meets the requirements of Code Section 162(m) for deductibility.

12.6.6.	Adjustment of Performance-Based Compensation.

Awards that are intended to qualify as Performance-Based Compensation may not be adjusted upward.  The Committee shall retain the discretion to adjust such Awards downward, either on a formula or discretionary basis, or any combination as the Committee determines.

12.6.7.	Committee Discretion.

In the event that the Committee determines that it is advisable to grant Awards that shall not qualify as Performance-Based Compensation, the Committee may make such grants without satisfying the requirements of Code Section 162(m) and base vesting on Performance Measures other than those set forth in Section 12.6.4.

12.7.	Status of Section Awards Under Code Section 162(m).

It is the intent of the Company that Awards under Section 12.6 hereof granted to persons who are designated by the Committee as likely to be Covered Employees within the meaning of Code Section 162(m) and regulations thereunder shall, if so designated by the Committee, constitute “qualified performance-based compensation” within the meaning of Code Section 162(m) and regulations thereunder.  Accordingly, the terms of Section 12.6, including the definitions of Covered Employee and other terms used therein, shall be interpreted in a manner consistent with Code Section 162(m) and regulations thereunder.  The foregoing notwithstanding, because the Committee cannot determine with certainty whether a given Grantee will be a Covered Employee with respect to a fiscal year that has not yet been completed, the term Covered Employee as used herein shall mean only a person designated by the Committee, at the time of grant of an Award, as likely to be a Covered Employee with respect to that fiscal year.  If any provision of the Plan or any agreement relating to such Awards does not comply or is inconsistent with the requirements of Code Section 162(m) or regulations thereunder, such provision shall be construed or deemed amended to the extent necessary to conform to such requirements.

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13.	REQUIREMENTS OF LAW

	13.1.	General.

The Company shall not be required to sell or issue any shares of Stock under any Award if the sale or issuance of such shares would constitute a violation by the Grantee, any other individual exercising an Option, or the Company of any provision of any law or regulation of any governmental authority, including without limitation any federal or state securities laws or regulations.  If at any time the Company shall determine, in its discretion, that the listing, registration or qualification of any shares  subject to an Award upon any securities exchange or under any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the issuance or purchase of shares hereunder, no shares of Stock may be issued or sold to the Grantee or any other individual exercising an Option pursuant to such Award unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Company, and any delay caused thereby shall in no way affect the date of termination of the Award.  Without limiting the generality of the foregoing, in connection with the Securities Act, upon the exercise of any Option or any SAR that may be settled in shares of Stock or the delivery of any shares of Stock underlying an Award, unless a registration statement under such Act is in effect with respect to the shares of Stock covered by such Award, the Company shall not be required to sell or issue such shares unless the Board has received evidence satisfactory to it that the Grantee or any other individual exercising an Option may acquire such shares pursuant to an exemption from registration under the Securities Act.  Any determination in this connection by the Board shall be final, binding, and conclusive.  The Company may, but shall in no event be obligated to, register any securities covered hereby pursuant to the Securities Act.  The Company shall not be obligated to take any affirmative action in order to cause the exercise of an Option or a SAR or the issuance of shares of Stock pursuant to the Plan to comply with any law or regulation of any governmental authority.  As to any jurisdiction that expressly imposes the requirement that an Option (or SAR that may be settled in shares of Stock) shall not be exercisable until the shares of Stock covered by such Option (or SAR) are registered or are exempt from registration, the exercise of such Option (or SAR) under circumstances in which the laws of such jurisdiction apply shall be deemed conditioned upon the effectiveness of such registration or the availability of such an exemption.

13.2.	Rule 16b-3.

During any time when the Company has a class of equity security registered under Section 12 of the Exchange Act, it is the intent of the Company that Awards pursuant to the Plan and the exercise of Options and SARs granted hereunder will qualify for the exemption provided by Rule 16b-3 under the Exchange Act.  To the extent that any provision of the Plan or action by the Board or Committee does not comply with the requirements of Rule 16b-3, it shall be deemed inoperative to the extent permitted by law and deemed advisable by the Board, and shall not affect the validity of the Plan.  In the event that Rule 16b-3 is revised or replaced, the Board may exercise its discretion to modify this Plan in any respect necessary to satisfy the requirements of, or to take advantage of any features of, the revised exemption or its replacement.

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14.	EFFECT OF CHANGES IN CAPITALIZATION

	14.1.	Changes in Stock.

If the number of outstanding shares of Stock is increased or decreased or the shares of Stock are changed into or exchanged for a different number or kind of shares or other securities of the Company on account of any recapitalization, reclassification, stock split, reverse split, combination of shares, exchange of shares, stock dividend or other distribution payable in capital stock, or other increase or decrease in such shares effected without receipt of consideration by the Company occurring after the Effective Date, the number and kinds of shares for which grants of Options and other Awards may be made under the Plan, including, without limitation, the limits set forth in Section 6.3, shall be adjusted proportionately and accordingly by the Company.  In addition, the number and kind of shares for which Awards are outstanding shall be adjusted proportionately and accordingly so that the proportionate interest of the Grantee immediately following such event shall, to the extent practicable, be the same as immediately before such event.  Any such adjustment in outstanding Options or SARs shall not change the aggregate Option Price or SAR Exercise Price payable with respect to shares that are subject to the unexercised portion of an outstanding Option or SAR, as applicable, but shall include a corresponding proportionate adjustment in the Option Price or SAR Exercise Price per share.  The conversion of any convertible securities of the Company shall not be treated as an increase in shares effected without receipt of consideration.  Notwithstanding the foregoing, in the event of any distribution to the Company's stockholders of securities of any other entity or other assets (including an extraordinary cash dividend but excluding a non-extraordinary dividend of the Company) without receipt of consideration by the Company, the Company shall, in such manner as the Company deems appropriate, adjust (i) the number and kind of shares subject to outstanding Awards and/or (ii) the exercise price of outstanding Options and SARs to reflect such distribution.

14.2.	Change in Control.

Upon the occurrence of a Change in Control, the vesting of all Awards shall accelerate and Options and SARS granted under the Plan shall be fully exercisable and the Company or Successor Entity shall immediately redeem all outstanding Options and SARs for cash in an amount equal to the excess of the greater of (i) the price per share of Stock paid in such acquisition by Acquiring Person or in such Reorganization, or (ii) the highest Fair Market Value of a share of Stock during ten (10) days following a public announcement that an Acquiring Person has acquired the requisite beneficial ownership of the outstanding Stock or ten (10) days following the commencement of or announcement of an intention to make a tender offer or exchange offer the consummation of which would result in the requisite beneficial ownership by an Acquiring Person, or (iii) the Fair Market Value upon a Board Change, over the Exercise Price.  Notwithstanding anything in this Section 14.2 to the contrary, upon a Change in Control, whether or not such Change in Control results in any modification of the Option Price or number of shares of Stock obtainable upon exercise, the Grantee need not remain a Service Provider with the Successor Entity in order to exercise the Option, and the Option will continue to be exercisable in accordance with its terms throughout the term.

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14.3.	Option Grantee’s Election Rights.

Within ten (10) days of such Change in Control, the Company, Acquiring Person or Successor Entity, as the case may be, shall give written notification to the Grantee of such redemption of the Options.  The Grantee shall have the right to elect to keep the Options by written notification to the Company, Acquiring Person, or Successor Entity, as the case may be, within five (5) days of the redemption notification by virtue of any Change in Control.  Notwithstanding anything herein to the contrary, the Options shall continue in full force and effect upon such Change in Control as provided in Section 14.2 if elected to be kept by the Grantee even if subsequent to but by virtue of such Change in Control the Grantee no longer provides Service to the Successor Entity.  Such Options shall thereafter terminate as otherwise provided in the Plan.

14.4.	Adjustments.

Adjustments under this Section 14 related to shares of Stock or securities of the Company (including adjustments related to a Change in Control) shall be made by the Board, whose determination in that respect shall be final, binding and conclusive.  No fractional shares or other securities shall be issued pursuant to any such adjustment, and any fractions resulting from any such adjustment shall be eliminated in each case by rounding downward to the nearest whole share.  The Committee may provide in the Award Agreements at the time of grant, or any time thereafter with the consent of the Grantee, for different provisions to apply to an Award in place of those described in Sections 14.1, 14.2 and 14.3 but such different provisions cannot be less favorable to the Grantee.  This Section 14 does not limit the Company’s ability to provide for alternative treatment of Awards outstanding under the Plan in the event of change of control events that do not constitute a Change in Control.

14.5.	No Limitations on Company.

The making of Awards pursuant to the Plan shall not affect or limit in any way the right or power of the Company to make adjustments, reclassifications, reorganizations, or changes of its capital or business structure or to merge, consolidate, dissolve, or liquidate, or to sell or transfer all or any part of its business or assets.

15.	GENERAL PROVISIONS

	15.1.	Disclaimer of Rights.

No provision in the Plan or in any Award or Award Agreement shall be construed to confer upon any individual the right to remain in the employ or service of the Company or any Affiliate, or to interfere in any way with any contractual or other right or authority of the Company either to increase or decrease the compensation or other payments to any individual at any time, or to terminate any employment or other relationship between any individual and the Company.  In addition, notwithstanding anything contained in the Plan to the contrary, unless otherwise stated in the applicable Award Agreement, no Award granted under the Plan shall be affected by any change of duties or position of the Grantee, so long as such Grantee continues to be a director, officer, consultant or employee of the Company or an Affiliate.  The obligation of the Company to pay any benefits pursuant to this Plan shall be interpreted as a contractual obligation to pay only those amounts described herein, in the manner and under the conditions prescribed herein.  The Plan shall in no way be interpreted to require the Company to transfer any amounts to a third party trustee or otherwise hold any amounts in trust or escrow for payment to any Grantee or beneficiary under the terms of the Plan.

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15.2.	Nonexclusivity of the Plan.

Neither the adoption of the Plan nor the submission of the Plan to the stockholders of the Company for approval shall be construed as creating any limitations upon the right and authority of the Board or the Committee to adopt such other incentive compensation arrangements (which arrangements may be applicable either generally to a class or classes of individuals or specifically to a particular individual or particular individuals) as the Board or the Committee in its discretion determines desirable.

15.3.	Withholding Taxes.

The Company or an Affiliate, as the case may be, shall have the right to deduct from payments of any kind otherwise due to a Grantee any federal, state, or local taxes of any kind required by law to be withheld with respect to the vesting of or other lapse of restrictions applicable to an Award or upon the issuance of any shares of Stock upon the exercise of an Option or pursuant to an Award.  At the time of such vesting, lapse, or exercise, the Grantee shall pay to the Company or the Affiliate, as the case may be, any amount that the Company or the Affiliate may reasonably determine to be necessary to satisfy such withholding obligation.  Subject to the prior approval of the Company or the Affiliate, which may be withheld by the Company or the Affiliate, as the case may be, in its sole discretion, the Grantee may elect to satisfy such obligations, in whole or in part, (i) by causing the Company or the Affiliate to withhold shares of Stock otherwise issuable to the Grantee or (ii) by delivering to the Company or the Affiliate shares of Stock already owned by the Grantee.  The shares of Stock so delivered or withheld shall have an aggregate Fair Market Value equal to such withholding obligations.  The Fair Market Value of the shares of Stock used to satisfy such withholding obligation shall be determined by the Company or the Affiliate as of the date that the amount of tax to be withheld is to be determined.  A Grantee who has made an election pursuant to this Section 15.3 may satisfy his or her withholding obligation only with shares of Stock that are not subject to any repurchase, forfeiture, unfulfilled vesting, or other similar requirements.  The maximum number of shares of Stock that may be withheld from any Award to satisfy any federal, state or local tax withholding requirements upon the exercise, vesting, lapse of restrictions applicable to such Award or payment of shares pursuant to such Award, as applicable, cannot exceed such number of shares having a Fair Market Value equal to the minimum statutory amount required by the Company to be withheld and paid to any such federal, state or local taxing authority with respect to such exercise, vesting, lapse of restrictions or payment of shares.

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15.4.	Captions.

The use of captions in this Plan or any Award Agreement is for the convenience of reference only and shall not affect the meaning of any provision of the Plan or such Award Agreement.

15.5.	Other Provisions.

Each Award granted under the Plan may contain such other terms and conditions not inconsistent with the Plan as may be determined by the Committee, in its sole discretion.

15.6.	Number and Gender.

With respect to words used in this Plan, the singular form shall include the plural form, the masculine gender shall include the feminine gender, etc., as the context requires.

15.7.	Severability.

If any provision of the Plan or any Award Agreement shall be determined to be illegal or unenforceable by any court of law in any jurisdiction, the remaining provisions hereof and thereof shall be severable and enforceable in accordance with their terms, and all provisions shall remain enforceable in any other jurisdiction.

15.8.	Governing Law.

The validity and construction of this Plan and the instruments evidencing the Awards hereunder shall be governed by the laws of the State of Florida, other than any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of this Plan and the instruments evidencing the Awards granted hereunder to the substantive laws of any other jurisdiction.

15.9.	Nontransferability.

An Award is not transferable other than by will or the laws of descent and distribution, and during the lifetime of the Grantee an Option or SAR is exercisable only by the Grantee or by the Grantee’s guardian or legal representative; or to the extent approved by the Committee, pursuant to a qualified domestic relations order as defined by the Code, or the rules thereunder.  No Award granted hereunder may be pledged or hypothecated, nor shall any such Award be subject to execution, attachment or similar process.  Notwithstanding the foregoing, with respect to an Award of Restricted Stock, such Award may be transferred to immediate family members to the extent permitted by applicable laws, provided that the transferee delivers to the Company a written instrument agreeing to be bound by all of the terms of the Award as if the transferee were the person to whom it was granted.  “Immediate family members” shall consist only of a person’s spouse, parent, issue, or any spouse of any such parent or issue (including issue by adoption), or a trust established for the benefit of a person’s spouse, parent, issue or any spouse of any such parent or issue (including issue by adoption).  References to a Grantee, to the extent relevant in the context, shall include references to authorized transferees.

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15.10.	Section 409A of the Code.

The Board intends for this Plan to comply with Section 409A of the Code ("Section 409A”) with regard to Awards hereunder that constitute nonqualified deferred compensation within the meaning of Section 409A or an exemption to Section 409A.  To the extent that the Board or Committee determines that a Grantee would be subject to the additional 20% tax imposed on certain nonqualified deferred compensation plans pursuant to Section 409A as a result of any provision of any Award granted under this Plan, such provision shall be deemed amended to the minimum extent necessary to avoid application of such additional tax.  The nature of any such amendment shall be determined by the Board or the Committee.

*    *    *

To record adoption of the Plan by the Board as of April 8, 2009, and approval of the Plan by the stockholders on June 11, 2009, the Company has caused its authorized officer to execute the Plan.

DIALYSIS CORPORATION OF AMERICA

By:

Title:

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DIALYSIS CORPORATION OF AMERICA

VOTE BY INTERNET OR TELEPHONE
QUICK ★★★ EASY ★★★ IMMEDIATE

As a stockholder of Dialysis Corporation of America, you have the option of voting your shares electronically over the Internet or by the telephone, eliminating the need to return the proxy card. Your electronic vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed, dated and returned the proxy card. Votes submitted electronically over the Internet or by telephone must be received by 7:00 p.m., Eastern Time, on June 10, 2009.

Vote Your Proxy on the Internet:		***Vote Your Proxy by Phone:***		***Vote Your Proxy by mail:***
Go to www.continentalstock.com Have your proxy card available when you access the above website. Follow the prompts to vote your shares.	**OR**	**Call 1 (866) 894-0537** Use any touch-tone telephone to vote your proxy. Have your proxy card available when you call. Follow the voting instructions to vote your shares.	**OR**	Mark, sign, and date your proxy card, then detach it, and return it in the postage-paid envelope provided.

PLEASE DO NOT RETURN THE PROXY CARD IF YOU ARE VOTING ELECTRONICALLY OR BY PHONE

▼ FOLD AND DETACH HERE AND READ THE REVERSE SIDE ▼

PROXY BY MAIL

Please mark your votes like this **X**

The Board of Directors recommends that you vote FOR Items 1, 2 and 3.

1. Election of Five Directors: — FOR all director nominees listed ☐ — WITHHOLD AUTHORITY to vote for all director nominees listed ☐

Nominees for directors:
01. THOMAS K. LANGBEIN
02. STEPHEN W. EVERETT
03. ROBERT W. TRAUSE
04. PETER D. FISCHBEIN
05. KENNETH J. BOCK

(Instruction: To withhold authority to vote for any individual nominee, write that nominee(s) name in the space provided below.)

____

4. In their discretion such other business as may properly come before the meeting and any adjournment thereof.

Electronic Delivery of Future Proxy Materials

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receive all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery please provide us with your electronic mail (e-mail) address: ___________ ______________________. Your e-mail address will not be provided to any other person except for our company communications with you. We hope you will take advantage of this more efficient means of communication with our company.

IF YOU WISH TO VOTE ELECTRONICALLY PLEASE READ THE INSTRUCTIONS ABOVE.

COMPANY ID:

PROXY NUMBER:

ACCOUNT NUMBER:

Signature ______________________ Signature ______________________ Date __________, 2009.

Signature(s) should be exactly as your name(s) appears on this proxy. If signing as executor, administrator, trustee, guardian or attorney, please give full title when signing. If stock is registered in the names of joint owners, the proxy should be signed by each. If the stockholder is a corporation, sign full corporate name by a duly authorized officer.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice of the 2009 Annual Meeting of Stockholders, 2009 Proxy Statement and Annual Report to Stockholders for the year ended December 31, 2008 are available at www.cstproxy.com/dialysiscorporation/2009.
 FOLD AND DETACH HERE AND READ THE REVERSE SIDE .
PROXY
DIALYSIS CORPORATION OF AMERICA
The Board of Directors Solicits This Proxy
The undersigned appoints Thomas K. Langbein or Stephen W. Everett, with power of substitution in each, proxies to vote all the shares of DIALYSIS CORPORATION OF AMERICA which the undersigned may be entitled to vote as a stockholder of record on April 17, 2009, at the annual meeting of shareholders to be held at the company’s New Jersey offices at 777 Terrace Avenue, Hasbrouck Heights, New Jersey on Thursday, June 11, 2009, at 10:00 a.m. local time, and any adjournment thereof.
When properly executed and returned in a timely manner, this proxy will be voted at the annual meeting and any adjournment thereof in the manner directed herein. If you do not specify otherwise for each proposal, the proxy will be voted as recommended by the board of directors.
THE UNDERSIGNED ACKNOWLEDGES RECEIPT OF THE NOTICE OF ANNUAL MEETING OF SHAREHOLDERS AND PROXY STATEMENT FURNISHED HEREIN. UNLESS VOTING BY THE INTERNET OR TELEPHONE, PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. NO POSTAGE IS REQUIRED.
PLEASE PROVIDE ONLY ONE SET OF PROXY STATEMENT AND ANNUAL REPORT IN THE FUTURE.
(Continued, and to be marked, dated and signed, on the reverse side)